As filed with the Securities and Exchange Commission on June 10, 2026

Registration No. 333-296161

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

YOUXIN TECHNOLOGY LTD

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	N/A	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Translation of Registrant’s Name into English)	(I.R.S. Employer Identification Number)

Room 1005, 1006, 1007, No. 122 Huangpu Avenue West, Tianhe District, Guangzhou, Guangdong Province People’s Republic of China Tel: +86 13631357745	Puglisi & Associates 850 Library Avenue, Suite 204 Newark, Delaware 19711 Tel: +1 (302) 738-6680
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Anthony W. Basch, Esq.

Alexander W. Powell Jr., Esq.

Kaufman & Canoles P.C.

Two James Center, 14th Floor

1021 East Cary Street

Richmond, Virginia 23219

Tel: +1 (804) 771-5700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 10, 2026

Up to 11,100,832 Class A Ordinary Shares

Offered by the Selling Shareholders of

YOUXIN TECHNOLOGY LTD

PROSPECTUS

This prospectus relates to the resale, from time to time, by the selling shareholders identified in this prospectus or in any prospectus supplement, of up to 11,100,832 Class A ordinary shares, par value $0.008 per share, of the Company (the “Class A Shares”), issued as consideration in connection with the Company’s acquisition of 18% of the equity interests in YATOP Group Limited pursuant to a definitive share acquisition agreement entered into on April 21, 2026. We are registering the Class A Shares covered by this prospectus to permit the selling shareholders to offer and sell such shares from time to time, in one or more offerings, through any means described in the section entitled “Plan of Distribution.” The selling shareholders may offer and sell the Class A Shares at fixed prices, at prevailing market prices, at prices related to prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. We will not receive any proceeds from the sale of Class A Shares by the selling shareholders.

We may amend or supplement this prospectus from time to time, as required, to add, update or change information contained in this prospectus, including information regarding the selling shareholders or the plan of distribution. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement or amendment. Before investing, you should carefully read this prospectus and any applicable prospectus supplement or amendment, together with the documents incorporated by reference into this prospectus and the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.

Our Class A Shares are listed on the NASDAQ Capital Market under the symbol “YAAS”. On June 9, 2026, the closing sale price of our Class A Shares as reported by the NASDAQ Capital Market was $0.89. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. We will provide information in any applicable prospectus supplement regarding any listing of securities other than our Class A Shares on any securities exchange.

All references to “we”, “us”, “our Company,” “the Company,” or “our” are to Youxin Technology Ltd and its subsidiaries. “RMB,” “Renminbi” and “¥” are to the legal currency of China and all references to “USD,” “U.S. dollars,” “dollars,” and “$” are to the legal currency of the United States.

We have two classes of shares, the Class A Shares being offered and the Class B Ordinary Shares, par value $0.0001 per share (“Class B Shares”). The rights of holders of our Class A Shares and holders of our Class B Shares are essentially identical except for voting and conversion rights. The holders of Class A Shares are entitled to 1 vote per share and the holders of the Class B Shares are entitled to 20 votes per share. Each Class B Share is convertible into one Class A Share under certain circumstances. See “Description of Share Capital” for more information on our securities.

A voting trust known as the Youxin BM Trust, with Kastle Limited as the Trustee, owns and will continue to own at least 50% of the voting power of our Company after the closing of this offering; therefore we are a “controlled company” as defined under Nasdaq Listing Rules. Additionally, our founding shareholder and Chief Executive Officer, Mr. Shaozhang Lin, beneficially owned 58.07% of our total voting power through his beneficial ownership of 49,287 Class A Shares and 5,605,727 Class B Shares; and all of which has been transferred to Youxin BM Trust. See Implications of Being a Controlled Company on page 14. Even if we qualify as a “controlled company,” we do not intend to rely on the controlled company exemptions provided under Nasdaq Listing Rules. For more information about risks relating to “controlled company”, see “Risk Factors – As a ‘controlled company’ under the rules of The Nasdaq Capital Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public Class A shareholders” on page 56.

We are a holding company incorporated in the Cayman Islands, and we operate our core businesses through our subsidiary located in Mainland China. We do not, and currently have no plans to conduct operations in Hong Kong, Macau or Taiwan. While Youxin Cloud (HK) Limited was incorporated on December 13, 2022, under the laws of Hong Kong and is a wholly-owned subsidiary of the Company, it serves exclusively as an intermediate holding entity within our corporate structure and does not, and currently has no plans to, conduct any active operations in Hong Kong. This is an offering of the Class A Shares of the Cayman Islands holding company, which does not conduct operations. You are not investing in Guangzhou Youxin Technology Co., Ltd., the PRC operating company, and may never hold equity in our PRC operating subsidiary. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from the PRC subsidiary. If the PRC subsidiary incurs debt or losses, its ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of the PRC subsidiary calculated according to PRC accounting principles, which differ in many aspects from accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiary may enter into in the future may also restrict the ability of our subsidiary to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our shareholders and to service our indebtedness. As of the date of this prospectus, none of our subsidiaries has made any dividends or distributions to our company and our company has not made any dividends or distributions to our shareholders. Since the incorporation of our Cayman Islands holding company, no cash flows or transfer of other assets have occurred between our Cayman Islands holding company and our subsidiaries. The cross-border transfer of funds within our corporate group under our direct holding structure in the future must be compliant with relevant laws and regulations of Mainland China. In utilizing the proceeds from this offering, as an offshore holding company, we are permitted under PRC laws and regulations to provide funding to the PRC operating entity only through loans or capital contributions subject to applicable government reporting, registration and approvals. See “USE OF PROCEEDS” on page 63, and “RISK FACTORS — Risks Related to Doing Business in Mainland China — Failure to comply with PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our subsidiaries, which could materially and adversely affect our liquidity and ability to fund and expand our business” on page 43. We may encounter difficulties in our ability to transfer cash within our organization in the future, if we fail to comply with applicable PRC laws and regulations.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer.”

Investing in our ordinary shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 16 to read about factors you should consider before buying our ordinary shares.

As we conduct our operations in Mainland China, we are subject to legal and operational risks associated with having our operations in Mainland China, including risks related to the legal, political and economic policies of the PRC government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or cause the value of our ordinary shares to significantly decline or become worthless and affect our ability to offer or continue to offer securities to investors. We face risks arising from the legal system in China, including that certain rules and regulations in China can change quickly with little advance notice and the risk that the Chinese government may intervene or influence our operations in accordance with applicable laws and regulations. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews.

In addition, the PRC government announced that it would step up supervision of overseas listed PRC businesses. Under the new measures, the PRC government will enhance regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading. The PRC government will also check sources of funding for securities investment and control leverage ratios. The PRC government has also opened a probe into several U.S.-listed technology companies focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the PRC Data Security Law, how companies collect, store, process and transfer personal data, which could impact our ability to conduct our business, accept foreign investments, or list on a U.S. or other foreign exchange. On October 29, 2021, the Cyberspace Administration of China (“CAC”) published the Draft Outbound Data Transfer Security Assessment Measures (the “Draft Outbound Data Transfer Security Assessment Measures”). On July 7, 2022, the Outbound Data Transfer Security Assessment Measures (the “Outbound Data Transfer Security Assessment Measures”) formally promulgated, which became effective from September 1, 2022. The Outbound Data Transfer Security Assessment Measures stipulates the circumstances under which security assessment of outbound data transfers should be declared, including: (i) outbound transfer of important data, which means any data, the tampering, damage, leakage, or illegal acquisition or use of which, if it happens, may endanger national security, the operation of the economy, social stability, public health and security, by a data processor; (ii) outbound transfer of personal information by a critical information infrastructure operator or a personal information processor who has processed the personal information of more than 1,000,000 people; (iii) outbound transfer of personal information by a personal information processor who has made outbound transfers of the personal information of 100,000 people cumulatively or the sensitive personal information of 10,000 people cumulatively since January 1 of the previous year; or (iv) other circumstances where an application for the security assessment of an outbound data transfer is required as prescribed by the national cyberspace administration authority. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should apply for cybersecurity review. We are not in possession of personal information of over one million users and we do not expect to have personal information of more than one million users prior to this offering. In view of the above, and based on the advice of our PRC legal counsel, Jingtian & Gongcheng, we believe that we are not subject to the cybersecurity review application requirements for this offering under the Measures for Cybersecurity Review (2021 version). As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review initiated by the CAC, and we have not received any warning, sanction or penalty in such respect. However, since the Measures for Cybersecurity Review (2021 version) was recently adopted and there are currently no detailed interpretation or implementing rules regarding its application thereof, we could be subject to cybersecurity review, and if so, there is no assurance that we would be able to pass such review in relation to this offering in a timely manner or at all. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may have material adverse effect on our business, financial condition or results of operations. See “Risk Factors – Risks Related to Doing Business in China – We face challenges from the evolving regulatory environment and user attitude toward data privacy and protection. Actual or alleged failure to comply with data privacy and protection laws and regulations could materially and adversely affect our business and results of operations.

The Anti-Monopoly Law of the People’s Republic of China, which took effect in 2008 and was amended on June 24, 2022, which amendment became effective August 1, 2022 (the “Anti-Monopoly Law”), established additional procedures and requirements with respect to merger and acquisition activities by foreign investors Under the Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in China must notify the State Council’s anti-monopoly law enforcement authority, in advance of any transaction where the parties’ revenue in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the target. We also have not implemented monopolistic behaviors including monopoly agreements, abuse of a dominant position and concentration of undertakings that may have the effect to eliminate or restrict competition in the field of platform economy. However, since we anticipate that long term success in China’s market will require consolidation of the many small participants in that market, and our goal is to be one of the survivors of that consolidation, when it happens. As of the date of this prospectus, we have not been involved in any investigations on anti-monopoly initiated by the related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”), which became effective on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic enterprise in the PRC that seeks to offer and list securities in overseas markets shall fulfill the filing procedures with the CSRC in accordance with the Trial Administrative Measures. Where a domestic enterprise seeks to directly offer and list securities in overseas markets, the issuer shall file with the CSRC. Where a domestic enterprise seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. Pursuant to the Trial Administrative Measures, if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer is deemed an indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is attributed to PRC domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in the PRC, or its main business place(s) are located in the PRC, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in the PRC. Since our PRC subsidiary, Guangzhou Youxin contributed more than 50% of our consolidated revenues, profit, total assets or net assets for each of the fiscal years ended September 30, 2023 and September 30, 2024, and our operations are substantially conducted in the PRC, this offering constitutes an indirect offering by PRC domestic companies under the Trial Administrative Measures and we are therefore subject to the filing requirements for this offering thereunder. New Administrative Rules Regarding Overseas Listings also provide that initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas. If an issuer offers securities in the same overseas market where it has previously offered and listed securities, filings shall be made with the CSRC within 3 working days after the offering is completed. Upon occurrence of any material event, such as change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, or voluntary or mandatory delisting, after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report thereof to the CSRC within 3 working days after the occurrence and public disclosure of such event. We submitted the filing materials to the CSRC in connection with our initial public offering pursuant to the Trial Administrative Measures on June 7, 2023, and on February 7, 2024, we received from the CSRC a filing notice which indicated that we had completed the required filing application procedures for our initial public offering. For this offering, we are required to submit a filing with the CSRC within three business days after the completion of an offering made pursuant to this prospectus and may be subject to the filing requirements under the New Administrative Rules Regarding Overseas Listings for our future offerings and listing of our securities in an overseas market under the New Administrative Rules Regarding Overseas Listings. Also on March 31, 2023, the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”) promulgated by the CSRC and other three government authorities became effective. According to the Confidentiality and Archives Administration Provisions, domestic companies that seek overseas offering and listing (either in direct or indirect means), the securities companies and securities service (either incorporated domestically or overseas) providers that undertake relevant businesses shall not leak any state secret or working secret of government agencies, or harm national security and public interests. Furthermore, a domestic company that provides accounting archives or copies of accounting archives to any entities, including securities companies, securities service providers and overseas regulators and individuals, shall fulfill due procedures in compliance with applicable regulations. We believe that this offering does not involve the leaking of any state secret or working secret of government agencies, or the harming of national security and public interests. However, we may be required to perform additional procedures in connection with the provision of accounting archives. Since the New Administrative Rules Regarding Overseas Listings are newly promulgated, and there is currently no detailed interpretation and implementation in all aspects thereof, we cannot assure you that we will be able to complete the relevant filings in a timely manner or fulfil all the regulatory requirements thereunder. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares. Furthermore, the Ministry of Commerce (“MOFCOM”) and the National Development and Reform Commission (“NDRC”) promulgated the Special Administrative Measures for Access of Foreign Investment (2024 Edition), or the Negative List (2024) which replaced the Special Administrative Measures for Access of Foreign Investment (2021 Edition), or the Negative List (2021). Both Negative List (2024) and Negative List (2021) stipulate that if a domestic enterprise engaged in business in the prohibited investment field issues shares abroad and is listed for trading, it shall be examined and approved by the relevant competent authorities of the state. According to a press release issued by the NDRC in relation to the Negative List (2021), the above provisions are only applicable to the direct overseas listing of domestic enterprises engaged in the prohibited investment field. As of the date of this prospectus, we are not engaged in business classified as a prohibited investment field under the Negative List (2024), and we also have not been involved in any investigations initiated by the above applicable governmental regulatory authorities, nor have we received any inquiry, notice, warning, or sanction.

Our ordinary shares may be prohibited from trading on a national exchange or in the “over-the-counter” markets in the United States under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (“PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) and the U.S. House of Representatives introduced the AHFCAA on December 14, 2021, referring it to the House Committee on Financial Services. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) Mainland China, and (2) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the CRSC and the Ministry of Finance of the PRC, which sets out specific arrangements on conducting inspections and investigations by both sides over relevant audit firms within the jurisdiction of both sides, including the audit firms based in Mainland China and Hong Kong. This agreement marks an important step towards resolving the audit oversight issue that concern mutual interests and sets forth arrangements for both sides to cooperate in conducting inspections and investigations of relevant audit firms, and specifies the purpose, scope and approach of cooperation, as well as the use of information and protection of specific types of data. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was signed into law as part of the “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), reducing the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. However, should PRC authorities obstruct or otherwise fail to facilitate PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. These developments could add uncertainties to our offering.

Our auditor is currently subject to PCAOB inspections and the PCAOB is able to inspect our auditor. Our auditor, Marcum Asia CPAs LLP, is headquartered in New York City, New York, and has been inspected by the PCAOB on a regular basis. Our auditor is not headquartered in Mainland China or Hong Kong. Marcum Asia was not subject to the determinations announced by the PCAOB on December 16, 2021. As such, as of the date of this prospectus, our offering is not affected by the HFCA Act, the Consolidated Appropriations Act, and related regulations. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit Marcum Asia CPAs LLP to provide audit documentation located in Mainland China or Hong Kong to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on a national securities exchange and quotations by “over-the-counter” markets, may be prohibited under the HFCA Act. See “Risk Factors – Risks Related to Doing Business in China — “There is no assurance that future audit reports will be prepared by auditors able to be inspected or investigated completely by the PCAOB, and if they are not, our ordinary shares may be prohibited from being traded on a national exchange under the HFCA Act. The delisting of our ordinary shares, or the threat of being delisted, may materially and adversely affect the value of your investment.” on pages 52 for more information.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is June 10, 2026.

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About This Prospectus

This prospectus is part of a registration statement on Form F-3/A that we filed with the Securities and Exchange Commission, or the SEC. This prospectus relates solely to the resale, from time to time, by the selling shareholders identified in this prospectus, or their pledgees, donees, transferees, assignees or other successors-in-interest, of up to 11,100,832 Class A Shares, par value $0.008 per share, of the Company, which were issued as consideration in connection with our acquisition of 18% of the equity interests in YATOP Group Limited.

We are not selling any Class A Shares under this prospectus and will not receive any proceeds from the sale of the Class A Shares by the selling shareholders. The selling shareholders may offer and sell the Class A Shares covered by this prospectus from time to time through any means described under “Plan of Distribution.” Our registration of the Class A Shares covered by this prospectus does not mean that the selling shareholders will offer or sell any of such shares.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any Class A Shares in any jurisdiction where such offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of the Class A Shares.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

All references in this prospectus to “$,” “U.S.$,” “U.S. dollars,” “dollars” and “USD” mean U.S. dollars and all references to “RMB” mean Renminbi, unless otherwise noted. All references to “PRC,” “China” or “Chinese” in this prospectus refer to the People’s Republic of China, including the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) and the Macau Special Administrative Region of the People’s Republic of China (“Macau”), but, for purposes of this prospectus only, excluding Taiwan. These terms, including in the context of laws, regulations and rules, and of government, governmental authorities, regulatory agencies, courts, jurisdictions, tax entities, enterprises, individuals and residents, refer to the People’s Republic of China inclusive of Hong Kong and Macau. All references to “Mainland China”, which does not include Hong Kong or Macau, refer solely to the mainland of the People’s Republic of China and are used only to identify that geographic area; such references are not intended to, and do not, limit the scope of any risk, legal or operational matter described in this prospectus to Mainland China only. “PRC laws and regulations” refer to the laws and regulations of the PRC. The legal and operational risks associated with having operations in the PRC also apply, to the extent applicable, to operations in Hong Kong and Macau. Pursuant to the Basic Law of the Hong Kong Special Administrative Region, national laws of the PRC are not applied in Hong Kong except for those listed in Annex III to the Basic Law (which are confined to matters such as defense, foreign affairs and other matters outside the limits of Hong Kong’s autonomy), and a corresponding provision applies under the Basic Law of the Macau Special Administrative Region. This principle is referred to as the “one country, two systems” constitutional principle in the PRC. Accordingly, Hong Kong and Macau maintain legal systems that differ from that of Mainland China, and the applicable laws, regulatory consequences and risks to us may differ as among these jurisdictions. Notwithstanding such differences, the PRC government may exercise significant oversight and discretion over business operations in the PRC, and such oversight could extend to, or otherwise affect, our intermediate holding subsidiary in Hong Kong and our business generally.

All share and per share amounts disclosed in this prospectus give retroactive effect, for all periods presented, to the one-for-eight reverse stock split of our Class Shares effected on September 30, 2025.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “anticipate,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “will,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Any statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions are considered forward-looking statements. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

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PROSPECTUS SUMMARY

Investors are cautioned that you are purchasing ordinary shares of our Cayman Islands holding company in this public offering instead of purchasing equity securities of our subsidiaries that have business operations in China. This corporate structure involves unique risks.

This prospectus summary highlights certain information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto included in this prospectus, before investing. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Unless the context otherwise requires, the terms “we,” “us,” “our,” the “Group,” “our company” and “Youxin” used in this prospectus refer to Youxin Technology Ltd and its consolidated subsidiaries.

Our Business

We are a SaaS and PaaS provider committed to helping retail enterprises digitally transforming their businesses to develop, use and control business applications without the need to purchase complex IT infrastructure. We leverage the capabilities of our AI + PaaS platform to highly customize digital scenarios for our clients, extending beyond CRM services to include HRM and OA (Office Automation). This seamlessly connects all levels of the relationship chain from management teams to end-users. Our product offers clients a comprehensive, real-time view of their business operations across multiple interfaces, empowering them to make critical business decisions anytime, anywhere..

Currently, we have developed one of the few PaaS platforms in Mainland China that can build complex external digital applications (especially transaction-related distribution, store, and e-commerce clouds), which can mass-produce SaaS products from our PaaS platform. We serve the entire enterprise-application market, using PaaS-generated SaaS applications to cover customers’ digital scenarios.

We believe that there is substantial market opportunity for our SaaS product and PaaS platform in Mainland China. According to CIC, the market for retail public cloud services in Mainland China, including ours, has experienced rapid growth over the past five years and is projected to maintain this steady rate of expansion for the next five years. As the demand for cloud-based solutions continues to rise, we believe clients will increasingly turn to public cloud services to streamline their operations, reduce costs, and enhance their overall performance.

For many customers in need of digitalization, traditional IT solutions cause their data to be scattered across various systems, making it difficult to get an overall view of their operations. The need for data integration and unified operation increases the demand for personalized integrated systems in which all software or terminals are fully interconnected, offering multiple data interfaces, and eliminating the problem of data silos. These larger, faster, and more complex systems capable of handling massive amounts of data and hybrid online and offline business management are needed to meet the clients’ increasing IT demands and to streamline their operations, reduce redundancy, and increase productivity and profitability.

To meet the demands for customized and personalized SaaS products, traditional IT service companies in Mainland China must devote substantial resources because they lack standardized platforms capable of delivering personalized data integration and unified operations. Such traditional approaches can often be inefficient due to poor product replicability, heavy delivery and operation modes, and a significant drain on resources.

We believe our company is uniquely positioned to meet these needs for mid-tier brands in Mainland China. We specialize in supporting mid-tier brands that heavily rely on offline direct distribution with high volume IT update requirements. We provide a customized, comprehensive, fast-deployment omnichannel digital solutions that unify all aspects of commerce with store innovations, distributed inventory management, cross-channel data integration, and a rich set of ecommerce capabilities that encompass mobile applications, social media, and web-based applications.

We had 12 and 13 customers purchase our professional services and the payment channel services in fiscal year 2024 and 2025, respectively, primarily in the fast-moving consumer goods, cosmetics, and food and drink sectors. Our PaaS platform empowered us to develop highly customized CRM SaaS products for some leading brands such as P&G Guangzhou and Lancang Ancient Tea. Our net losses increased from approximately RMB9.23 million ($1.28 million) for the year ended September 30, 2024 to approximately RMB69.57 million ($9.65 million) for the year ended September 30, 2025. Our revenues increased by 3% from RMB3.76 million ($0.52 million) in fiscal year 2024 to RMB3.89 million ($0.54 million) in fiscal year 2025 and our gross profit decreased from RMB2.46 million ($0.34 million) in fiscal year 2024 to RMB1.30 million ($0.18 million) in fiscal year 2025.

We generate revenue from professional services, payment channel services, and other revenues. Professional Services revenue are mostly derived from CRM system development services, additional function development services and subscription services. The CRM system development services include process design, project management, system deployment and implementation, and launch to trial operation and acceptance. Additional function development services are based on fulfilling the additional needs of customers for customized CRM systems. Subscription revenues are derived from subsequent maintenance or update services to the customer. Our company charges an annual service fee as long as the customer is still using the constructed CRM system based on the number of user accounts over the subscription period. Contracts are generally one year and full payment is generally collected in advance. Our company also enables the user to make with payment services thought our CRM system, such as top up, withdraw or transaction etc. Our company charges an agreed proportion of the transaction for the payment channel services. Lastly, our company charges a license fee to companies who provide services to their own customers based on our SaaS products.

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PRC Regulatory Permissions

As of the date of this prospectus, our PRC subsidiaries have obtained all requisite permissions and approvals that are required and material to engage in the businesses currently conducted in Mainland China, and we have not received any denials in permissions for our Mainland China business operations. Our operations in Mainland China are governed by PRC laws and regulations, pursuant to which our PRC subsidiaries, the WFOE and Guangzhou Youxin, are required to obtain business licenses issued by the PRC State Administration for Market Regulation or its local counterparts for operations. In addition, for purposes of Youxin Cloud’s operations, Guangzhou Youxin shall complete the Level-III filing on information system security protection competency with the Public Security Bureau in accordance with applicable PRC laws and regulations. The following table provides details on the licenses and permissions held by our PRC subsidiaries.

Company	License/Permission	Issuing Authority	Validity
Guangzhou Youxin	Business License	Guangzhou Tianhe District Administrative Examination and Approval Bureau	Long-term
	Certificate of Level-III filing on information system security protection	Guangzhou Municipal Public Security Bureau	N/A
the WFOE	Business License	Hainan Administration for Market Supervision	Long-term

Pursuant to the Trial Administrative Measures, we shall fulfill the filing requirements with the CSRC for this offering and for the offering and the listing and trading of our Class A Shares. Other than the filing requirements, we believe that (i) we are not required to submit an application to the CSRC for its approval under the M&A Rules for this offering and the listing and trading of our Class A Shares; and (ii) we are not subject to cybersecurity review with the CAC, under the Measures for Cybersecurity Review (2021 version), which became effective on February 15, 2022, because we are not in possession of personal information of over one million users and we do not expect to have personal information of more than one million users prior to this offering, and we do not believe we or our PRC subsidiaries would constitute an “operator of critical information infrastructure” or our business and activities would affect or may affect national security.

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Based on the foregoing and the advice of our PRC counsel, we believe that as of the date of this prospectus, other than those requisite for a domestic company in Mainland China to engage in businesses similar to ours and the filing procedures with the CSRC, we are not required to obtain any other permissions and approvals from PRC authorities including the CSRC, CAC, or any other governmental agency to operate our business and to offer securities to foreign investors.

However, there can be no assurance that the relevant government agencies will not take a view that is contrary to or otherwise different from the conclusions stated above. Furthermore, the applicable laws and regulations may change and our PRC subsidiaries may as a result be required to obtain permission from the PRC government to list on the U.S. exchanges in the future, in addition to the CSRC filing under the Trial Administrative Measures, and even when such permission is obtained, we cannot assure you that it will not be denied or rescinded. We have been closely monitoring regulatory developments in Mainland China regarding any necessary approvals from the CSRC, CAC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital market activities. If our PRC subsidiaries (i) do not receive or maintain such permissions or approvals by the PRC government, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless.

On February 17, 2023, the CSRC released the Trial Administrative Measures and relevant supporting guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”), which came into force on March 31, 2023. The New Administrative Rules Regarding Overseas Listings regulate both direct and indirect overseas offering and listing of Mainland China domestic companies’ securities by adopting a filing-based regulatory regime. Pursuant to the Trial Administrative Measures, we must file with the CSRC with respect to this offering within three business days upon the completion of the offering. Since the New Administrative Rules Regarding Overseas Listings are newly promulgated, and the competent government authorities have not yet issued any detailed interpretation and implementation in all aspects thereof, there can be no assurance that we will be able to complete the relevant filings in a timely manner or fulfill all the regulatory requirements thereunder. Any failure of us to fully comply with these new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares.

On February 24, 2023, the CSRC and other three government authorities promulgated the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”), which also became effective on March 31, 2023. The Confidentiality and Archives Administration Provisions set out rules, requirements and procedures relating to the provision of documents, materials and accounting archives for securities companies, securities service providers, overseas regulators and other entities and individuals in connection with overseas offering and listing, including without limitation to, domestic companies that carry out overseas offerings and listings (either by direct or indirect means) and the securities companies and securities service providers (either incorporated domestically or overseas) that undertake relevant businesses shall not leak any state secret and working secret of government agencies, or harm national security and public interest, and a domestic company shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level, if it plans to, either directly or through its overseas listed entity, publicly disclose or provide any documents and materials that contain state secrets or working secrets of government agencies. Working papers produced in the Chinese mainland by securities companies and securities service providers in the process of undertaking businesses related to overseas offerings and listing by domestic companies shall be retained in the Mainland China. Where such documents need to be transferred or transmitted outside the Mainland China, relevant approval procedures stipulated by regulations shall be followed. We believe our business operations do not involve leaking any state secret and working secret of government agencies or harming national security and public interest in connection with provision of documents, materials and accounting archives and therefore we do not need to obtain approval from competent PRC authorities in this regard.

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On December 28, 2021, the CAC, jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services and online platform operators carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review. Any online platform operator who controls more than one million users’ personal information must apply for a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Since our business does not rely on the collection of user data, we are not operators of critical information infrastructure, and we do not possess more than one million users’ individual information, we believe that we are not subject to a cybersecurity review to issue our Class A Shares or list and trade of our Class A Shares on Nasdaq in connection with this offering under the Measures for Cybersecurity Review (2021). However, no detailed interpretation and implementation rules have been issued and there remains uncertainty as to whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures.

On August 8, 2006, six Chinese regulatory agencies, including the Ministry of Commerce of China (the “MOFCOM”), jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective on September 8, 2006, and amended on June 22, 2009. The M&A Rules contain provisions that require that an offshore special purpose vehicle (“SPV”) formed for listing purposes of the PRC domestic companies and controlled directly or indirectly by Mainland China’s companies or individuals shall obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published procedures specifying documents and materials required to be submitted to it by an SPV seeking CSRC approval of overseas listings. Given that (i) we are not an SPV which acquires PRC domestic companies’ equity with our shares prior to the listing of our Class A Shares on the Nasdaq, and (ii) there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations and future PRC laws and regulations, we believe that we are not required to submit an application to the CSRC for its approval of this offering and the listing and trading of our Class A Shares on Nasdaq under the M&A Rules. However, there remains uncertainty as to how the M&A Rules will be interpreted or implemented by the relevant PRC authorities, and the opinions summarized above will be subject to any new PRC laws, rules and regulations or detailed implementations and interpretations in any form relating to overseas listing of SPVs like our company. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do.

Our business is subject to various laws and regulations. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Furthermore, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas, although as of the date of this prospectus, we have not been involved in any investigations initiated by the applicable governmental regulatory authorities, nor have we received any inquiry, notice, warning, or sanction in such respect, we might be required to obtain permission from any related PRC government to list our shares on Nasdaq in the future, in addition to the CSRC filing under the Trial Administrative Measures, and even if such permission is obtained, it may be later denied or rescinded, which could significantly limit or completely hinder our ability to conduct our business, accept foreign investments, offer or continue to offer our ordinary shares to investors, list on a U.S. or other foreign exchange and cause the value of our ordinary shares to significantly decline or be worthless.

Our Strengths

We believe that the following strengths have contributed and will continue to contribute to our growth and are differentiating us from our competitors:

●	End to End Unified Enterprise Solutions. As one of the few providers of domestic applications that can support external digitization in Mainland China, we provide a comprehensive enterprise SaaS product and PaaS platform, with solutions across sales, marketing, and service for a variety of industries and businesses. We also enable merchants to build a 360-degree view of their customers, allowing them to see everything from sales and marketing to commerce.

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●	Best-in-Class Features and Functionality. We stay at the forefront of cloud technology development and have built prominent research and development capabilities to maintain our technology leadership and upgrade our cloud solutions continuously.

●	Abundant Retail Industry Experience. Our business founders and management team have the business experience and insight to provide comprehensive and efficient solutions to meet the needs of our clients. With technical expertise and business experience gained from years of work in internet-related industries, our visionary management team with its entrepreneurial spirit has been leading us since our establishment in achieving rapid and continued growth of our business.

●	Reduced Costs. Retailers using our SaaS product and PaaS platform can save on the heavy investment of setting up and maintaining complex IT infrastructure and multiple SaaS products. By outsourcing complex retail business requirements to us, our clients are able to adopt the latest technologies with purpose-built capabilities for security, compliance and interoperability. This allows our clients to enjoy the same features of high quality fully customized SaaS products for a fraction of the price.

●	Strong Synergies with Our Partners. As one of 38 member companies in the world selected for Tencent’s Cloud Native Accelerator, we can leverage cooperation in multiple dimensions, such as technology, business, community and funding, to accelerate ecological system construction. Tencent is China’s leading cloud-native enabler.

Our Strategies

The key elements of our growth strategy include the following, which we believe empower us to further achieve growth and strengthen our market position:

●	Optimizing PaaS platform and SaaS service. We have fostered strong loyalty with existing customers as a result of the high-quality customized PaaS platform service and solutions we offer, as well as our ability to deliver tangible value to customers by effectively addressing their specific business needs. We intend to leverage the technologies and knowledge gained from creating customized platforms for our clients to create products that are approximately 90% standardized to meet the needs to mid-tier brands in Mainland China while also allowing for additional customization to meet the unique demands of any client.

●	Continue to Invest in Infrastructure and Technology. Our cloud platform relies heavily on infrastructure and technology. We allocate a substantial portion of our operating expenses to research and development, including upgrading our infrastructure, improving our cloud technology and developing new products and solutions. We incurred RMB1.14 million ($0.16 million), RMB8.21 million ($1.14 million) and RMB15.18 million ($2.15 million) of research and development expenses for the years ended September 30, 2025, 2024 and 2023, respectively. We intend to continue investing in our infrastructure to provide higher-quality cloud services and improve operation efficiency.

●	Enhance Our Strategic Partner Ecosystem. We value the cooperation with our strategic partners and seek to further enhance our strategic partner ecosystem. Our SaaS product and PaaS platform are delivered on a public cloud platform, and we need our vendors to work with us to meet customers’ individualized requirements. We intend to form additional strategic partner relationships with our suppliers, and to accelerate efficient growth via our partners.

Corporate Background and Information

We are a holding company incorporated on October 21, 2022, under the laws of the Cayman Islands. Our operating subsidiary in the PRC, Guangzhou Youxin Technology Co., Ltd. was founded on March 12, 2018. Our company has no substantial operations other than holding all of the outstanding share capital of Youxin Cloud (BVI) Ltd, which was established under the laws of the British Virgin Islands on November 10, 2022. Youxin Cloud (BVI) Ltd is also a holding company holding all of the outstanding share capital of Youxin Cloud (HK) Limited which was incorporated on December 13, 2022, under the laws of Hong Kong. While Youxin Cloud (HK) Limited is a wholly-owned subsidiary of the Company incorporated under the laws of Hong Kong, it serves exclusively as an intermediate holding entity within our corporate structure and does not, and currently has no plans to, conduct any active operations in Hong Kong. Youxin Cloud (HK) Limited holds all of the equity of Hainan Youxin Mutual Enterprise Management Co., Ltd., a wholly foreign-owned enterprise in Mainland China, or WFOE, which was incorporated on February 17, 2023, under the laws of the PRC. The WFOE holds all of the equity of Guangzhou Youxin Technology Co., Ltd. Our Class A Shares being offered in this prospectus are shares of Youxin, our Cayman Islands holding company.

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Historical Timeline

●	March 12, 2018: We commenced operations through Guangzhou Youxin Technology Co., Ltd. (“Guangzhou Youxin”).
●	June 30, 2020: Shareholders Shaozhang Lin, Jinhou Sun, Weizhao Feng transferred their combined 100% shares in Guangxi Yousen Network Technology Co., Ltd. (“Guangxi Yousen”) to Guangzhou Youxin.
●	October 21, 2022: Youxin Technology Ltd (“Youxin Technology” or “Youxin Cayman”) was established as our offshore holding company to facilitate financing and offshore listing.
●	November 10, 2022: Youxin Cloud Ltd. (“Youxin BVI”) was established and is wholly owned by Youxin Technology.
●	November 17, 2022: Guangzhou Youxin disposed its subsidiary Guangxi Yousen.
●	December 13, 2022: Youxin Cloud (HK) Ltd. (“Youxin HK”) was established and is wholly owned by Youxin BVI.
●	February 17, 2023: Hainan Youxin Mutual Enterprise Management Co., Ltd. (“YXHW” or “WFOE”) was established as a wholly foreign-owned enterprise in the PRC and is wholly owned by Youxin HK.
●	April 28, 2023: the former shareholders transferred their 100% ownership interest in Guangzhou Youxin to WFOE.
●	October 29, 2025: WFOE successfully acquired 51% of the equity interest of Celnet Technology Co., Ltd. (“Celnet”).

Each holder of Class A Shares of our company is entitled to 1 vote per share, and each holder of Class B Shares of our company is entitled to 20 votes per share. Each Class B Share is convertible into one Class A Share under certain circumstances. Our current corporate structure is as follows:

Kastle Limited
Kaitai YL-I Ltd
BVI
Kaitai HD Ltd
BVI
Suzhou GSR Zhaohua Ventures III Partnership (Limited Partnership)
BAIYAN Capital Ltd
BVI
SHENGKAI Capital Ltd
BVI
WonderFerns Capital Co., Ltd
BVI
WXING (BVI) LIMITED
FUNGYING WONG
CHICHING HUNG
45.1%
5.355%
1.400%
10.264%
6.000%
6.000%
7.500%
6.000%
4.500%
4.500%
100%
Youxin Technology Ltd1 ("Youxin Cayman")
100%
Youxin Cloud (BVI) Ltd ("Youxin BVI")
100%
Youxin Cloud (HK) Limited ("Youxin HK")
Offshore
100%
Onshore
Hainan Youxin Mutual Enterprise Management Co.,Ltd. ("WFOE"/ "YXHW")
51%
Celnet Technology Co., Ltd. ("Celnet")
100%
Guangzhou Youxin Technology Co.,Ltd.2 ("Guangzhou Youxin")

Note:
1. Youxin Technology Ltd is our offshore holding company to facilitate financing and offshore listing.
2. Guangzhou Youxin Technology Co.,Ltd. is our operation entity incorporated in China.
3. Anxin Youxin Capital Ltd, Hope Youxin Capital Ltd, FWZ Youxin Capital Ltd, Youxin XHB Capital Ltd, and Youxin HW Capital Ltd have transferred their Class A ordinary shares and Class B ordinary shares of the Company into the trust entity, Kastle Limited.

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Our principal executive office is located at Room 1005, 1006, 1007, No. 122 Huangpu Avenue West, Tianhe District, Guangzhou, Guangdong Province, PRC. The telephone number of our principal executive office is +86 13631357745. Celnet leases three office spaces in Guangzhou, Shanghai and Beijing respectively. Guangzhou office is located at Room D203, No. 32, Shangchong Nanyue, Haizhu District, Guangzhou. The total leased area spans 371.53 square meters. The lease commenced on December 1, 2025, and the expiration date is November 30, 2027. Shanghai office is located at Office 535, 5th Floor, East Wing, Building 3, Hongqiao Tiandi, No.29 Suhong Road, Minhang District, Shanghai. The lease commenced on May 1, 2026, and the expiration date is April 30, 2027. Beijing office is located at Room 1502, 15F, Building 4, Courtyard 60, Xinhua West Street, Tongzhou District, Beijing. The total leased area spans 48.87 square meters. The lease commenced on August 16, 2024, and the expiration date is August 15, 2026. The property is leased without any pledge/mortgage as of the date of this prospectus.

We maintain a website at https://www.ir.youxin.cloud/, on which we will post our key corporate governance documents, including our Board committee charters and our code of ethics. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our registered office in the Cayman Islands is located at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands or at such other place in the Cayman Islands as the directors may at any time decide. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 1971.

Summary of Risk Factors

We face various legal and operational risks associated with our substantial operations in Mainland China. The PRC government has the right to regulate how a Mainland China-based company, like us, conducts its business, accepts foreign investments, or lists on a U.S. stock exchange in accordance with laws and regulations. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, cybersecurity and data privacy, as well as the lack of inspection from the PCAOB. Such regulations may from time to time have an impact on our business operations. Any regulatory action unfavorable to our operations, once taken by the PRC government, could cause the value of our securities to significantly decline or in extreme cases, become worthless. The operational and legal risks associated with being based in and having operations in China also to the extent applicable apply to operations in Hong Kong and Macau which operate under different sets of laws from those of Mainland China.

Investing in our ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus and the filings incorporated by reference before making an investment in our Securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to this Offering

●	Future sales of our ordinary shares may cause the prevailing market price of our shares to decrease.

●	The market price of our Class A Shares has been, and may continue to be, highly volatile, and such volatility could cause the market price of our Class A Shares to decrease and could cause you to lose some or all of your investment in our Class A Shares.

●	Future sales of our Class A Shares, whether by us or our shareholders, could cause the price of our Class A Shares to decline.

●	We have not paid and do not intend to pay dividends on our Class A Shares. Investors in this offering may never obtain a return on their investment.

●	If we fail to satisfy all applicable continued listing requirements of the Nasdaq Capital Market, our Class A Shares may be delisted from Nasdaq, which could have an adverse impact on the liquidity and market price of our Class A Shares.

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Our Operational and Execution Risks

●	We are dependent on our subsidiary Guangzhou Youxin’s PaaS platform to provide customized system development services.

●	We have a limited operating history, making it difficult to forecast our future results of operations.

●	We may have insufficient computing resources, transmission bandwidth and storage space, which could result in disruptions and the business, results of operations and financial condition could be adversely affected.

●	We have incurred significant losses since our inception, and we intend to continue to invest in our business. As a result, we may continue to experience losses in the future.

●	If our security measures or those of our third-party data center hosting facilities, cloud computing platform providers or third-party service partners, or the underlying infrastructure of the internet are breached, and unauthorized access is obtained to a client’s data, our data or our IT systems, or authorized access is blocked or disabled, our services may be perceived as not being secure, clients may refrain from or stop using the services, and we may incur significant reputational harm, legal exposure and liabilities, or a negative financial impact.

●	If we are unable to protect our proprietary information or other intellectual property, our business could be adversely affected.

●	Any interruptions or delays in services from third parties, including data center hosting facilities, cloud computing platform providers and other hardware and software vendors, or from our inability to adequately plan for and manage service interruptions or infrastructure capacity requirements, could impair the delivery of our services and harm the business.

●	Supporting our existing and growing client base could strain our personnel resources and infrastructure, and if we are unable to scale up our operations and increase productivity, we may not be able to successfully implement our business plan.

●

If our clients do not renew professional services or if they reduce the frequency of the subscription at the time of renewal, our revenue and current remaining performance obligation could decline and the business may suffer. If we cannot accurately predict renewals or upgrade rates, we may not meet the revenue targets, which may adversely affect the market price of our ordinary shares.

We depend on a small number of customers to derive a significant portion of our net revenues and this dependence is likely to continue.

●	We may lose key members of the management team or development and operations personnel and may be unable to attract and retain employees we need to support operations and growth.

Strategic and Industry Risks

●	We operate in an emerging and evolving market. If our market does not grow, or if it cannot expand our products and services to meet the demands of this market, and if we do not compete effectively, our operating results could be harmed, our revenue may decline, or fail to grow, and may continue to incur operating losses.

●	Failure to effectively develop and expand our marketing and sales capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our products and services.

●	Our efforts to expand the sale and marketing and to develop and integrate the existing services in order to keep pace with technological developments may not succeed and may reduce our revenue growth rate and harm our business.

●	If third-party developers and providers do not continue to embrace our technology delivery model and enterprise cloud computing services, or if our clients seek warranties from us for third-party applications, integrations, data, and content, our business could be harmed.

●	Because we generally recognize revenue over the term of our customer agreements, downturns or upturns in new business may not be immediately reflected in our operating results.

●	We benefit from integration of our products and services with those of our business partners. If these business partners choose not to partner with us in the future, our business and results of operations may be harmed.

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Legal and Regulatory Risks

●	Changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our products and solutions, and could adversely affect our business, results of operations and financial condition.

●	Any failure to obtain registration or protection of our intellectual property rights could impair our ability to protect our proprietary technology and our brand, causing us to incur significant expenses and harm our business.

●	We may be subject to claims by third parties for intellectual property infringement.

●	We face challenges from the evolving regulatory environment and user attitudes toward data privacy and protection. Actual or alleged failure to comply with data privacy and protection laws and regulations could materially and adversely affect our business and results of operations.

●	We may be involved in legal and other proceedings arising out of our operations from time to time and may face significant liabilities as a result.

Risks Related to Doing Business in China

●	Any future laws and regulations which exert more oversight and control over offerings that are conducted overseas and/or foreign investment and/or operations in China-based issuers could significantly change our operations, limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

●	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. On April 21, 2020, SEC former Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including Mainland China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets. On August 26, 2022, SEC Chairman Gary Gensler released a statement announcing that the PCAOB signed a Statement of Protocol with the CRSC and the Ministry of Finance of the PRC, which sets out specific arrangements on conducting inspections and investigations by both sides over relevant audit firms within the jurisdiction of both sides, including the audit firms based in mainland China and Hong Kong. This agreement marks an important step towards resolving the audit oversight issue that concern mutual interests, and sets forth arrangements for both sides to cooperate in conducting inspections and investigations of relevant audit firms, and specifies the purpose, scope and approach of cooperation, as well as the use of information and protection of specific types of data. These developments could add uncertainties to our offering.

●	PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

●	The Chinese government exerts oversight and supervision over the manner in which we must conduct our business activities and may intervene or influence our operations at any time in accordance with the applicable laws and regulations, which could result in a material change in our operations and the value of our shares.

●	The CSRC may exert more oversight and control over offerings that are conducted overseas and in foreign investment in Mainland China-based issuers, especially those in the technology field. Additional compliance procedures may be required in connection with this offering, which could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

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●	The CAC has recently increased oversight over data security, particularly for companies seeking to list on a foreign exchange. We believe the impact of the CAC’s increasing oversight on our business is immaterial. However, the implementation and interpretation of the Revised CAC Measures, and the decision as to whether the PRC regulatory authorities may adopt new laws, regulations, rules, or detailed implementation and interpretation in relation, or in addition to the Revised CAC Measures, will be determined on an ad hoc basis depending on the facts and circumstances.

●	The recent policy pronouncements by the PRC government regarding business activities of U.S.-listed PRC businesses may negatively impact our Hong Kong subsidiary.

●	Because Guangzhou Youxin operates in Mainland China, its business is subject to the PRC laws and regulations which may change from time to time. Because we have the majority of our operations in Mainland China and are subject to evolving PRC laws and regulations in all aspects. Recently, the PRC government has indicated an intent to strengthen regulatory oversight over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, and initiated a series of regulatory actions and made a number of public statements, some of which are published with little advance notice before they become effective; as a result we may not have the opportunity to address such newly promulgated regulatory requirements in a timely manner. We may be subject to the approval, filing or other requirements of the CSRC or other PRC governmental authorities in connection with this offering under current PRC laws, regulations and rules. The Chinese government may intervene or influence our operations in accordance with laws and regulations if we are in violation of applicable PRC laws and regulations, or may strengthen regulatory oversight over offerings conducted overseas and/or foreign investment in Mainland China-based issuers, which could result in a material change in our operations and/or the value of our securities.

●	Our business may be negatively affected by the potential obligations if we fail to comply with social insurance and housing provident fund related laws and regulations.

●	Failure to comply with PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and relevant regulations of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our subsidiaries, which could materially and adversely affect our liquidity and ability to fund and expand our business.

●	We are a holding company, and we rely on funding on dividend payments from WFOE and Guangzhou Youxin, which are subject to restrictions under PRC laws.

●	To the extent cash in the business is in the PRC and Hong Kong or a PRC or Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong.

●	Fluctuations in exchange rates could adversely affect our business and the value of our securities.

●	You may experience difficulties in effecting service of process or enforcing foreign judgments against us, our respective executive officers and directors residing in Mainland China.

●	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to penalties and limit our ability to inject capital into our PRC subsidiary, limit our ability to distribute profits to us, or otherwise adversely affect us.

●	Failure to comply with the Individual Foreign Exchange Rules relating to the overseas direct investment or the engagement in the issuance or trading of securities overseas by our PRC resident shareholders may subject such shareholders to fines or other liabilities.

●	If our subsidiaries were to lose their favorable tax treatments, we could face higher tax rates than we currently pay for much of our revenues.

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●	If we fail to maintain the requisite licenses and approvals required under the regulatory environment applicable to our PaaS cloud services business in Mainland China, or if we are required to take compliance actions that are time-consuming or costly, our business, financial condition and results of operations related to our PaaS cloud service and SaaS standard product may be materially and adversely affected.

●	We may be deemed a PRC resident enterprise for PRC Enterprise Income Tax (“EIT”) purposes under the EIT Law and be subject to PRC taxation on our global income.

●	Laws and regulations governing the internet industry and related businesses in China are evolving and may involve significant uncertainty.

●	If we rely on dividends paid by WFOE for our cash needs, any limitation on the ability of WFOE to pay dividends to us could have a material adverse effect on our ability to conduct our business.

●	Our foreign exchange transactions, including dividend payments on our Shares are subject to the PRC laws and regulations in relation to currency conversion.

●	If we fail to complete the procedures for some acquisitions of PRC companies by foreign investors under the PRC laws and regulations, we may be unable to pursue growth through acquisitions in China.

●	Additional compliance procedures may be required in connection with this offering, due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, which could significantly limit or completely hinder our ability to offer or continue to offer our Class A Shares to investors and could cause the value of our Class A Shares to significantly decline or become worthless.

Risks Related to Our Corporate Structure and Operations

●	Our irrevocable voting structure centralizes control in a Trust Committee, which may limit shareholder influence and entrench control, potentially misaligning governance with investor interests.

●	We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

●	The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

●	We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

●	As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, including the requirement that a majority of an issuer’s directors consist of independent directors. If we opt to rely on such exemptions in the future, such decision might afford less protection to holders of our ordinary shares.

Risks Related to Ownership of Our Class A Shares

●	Our dual-class ordinary shares structure may negatively impact the market price of its ordinary shares.

●	We are an “emerging growth company,” and we cannot be certain whether the reduced reporting requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors.

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●	Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company”, our financial statements may not be comparable to companies that comply with these accounting standards as of the public company effective dates.

●	If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our ordinary shares may decline.

●	Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial conditions and results of operations.

●	The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

●	We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

●	We do not intend to pay dividends for the foreseeable future.

●	Shares eligible for future sale may adversely affect the market price of our ordinary shares, as the future sale of a substantial amount of outstanding ordinary shares in the public marketplace could reduce the price of our ordinary shares.

●	We are subject to liability risks stemming from our foreign status, which could make it more difficult for investors to sue or enforce judgments against our company.

●	Our Board of Directors may decline to register transfers of ordinary shares in certain circumstances.

●	You may be unable to present proposals before general meetings or extraordinary general meetings not called by shareholders.

●	There may be difficulties in protecting your interests under the laws of the Cayman Islands.

●	Certain facts, forecasts and statistics contained in this prospectus are derived from a third-party report and publicly available official sources and they may not be reliable.

●	We will be a “controlled company” within the corporate governance rules of the NASDAQ and, as a result, qualify for, and intend to rely on, the exemption from the requirement that our corporate governance committee be composed entirely of independent directors.

●	The dual class structure of our ordinary shares has the effect of concentrating voting control with certain directors and executive officers, and limiting your ability to influence corporate matters. Such interests may conflict with yours in the future.

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in revenue as of September 30, 2025. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

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●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period, which means that the financial statements included in this prospectus, as well as any financial statements that we file in the future, will not be subject to all new or revised accounting standards generally applicable to public companies for the transition period for so long as we remain an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period under the JOBS Act.

In addition, both foreign private issuers and emerging growth companies are exempt from certain of the more extensive SEC executive compensation disclosure rules (see “Implications of Being a Foreign Private Issuer” below). Therefore, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Implications of Being a Foreign Private Issuer

Upon consummation of this offering, we will report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act that regulate the solicitation of proxies, consents, or authorizations in respect of any securities registered under the Exchange Act;

●	the sections of the Exchange Act that require insiders to file public reports of their share ownership and trading activities and that impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We will file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

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Implications of Being a Controlled Company

Youxin Technology Ltd, as settlor, created a voting trust known as the Youxin BM Trust (the “Voting Trust”) with Kastle Limited as the Trustee (the “Trustee”). Anxin Youxin Capital Ltd, Hope Youxin Capital Ltd, FWZ Youxin Capital Ltd, Youxin XHB Capital Ltd, and Youxin HW Capital Ltd (the “Beneficiaries”), the Beneficiaries of the Voting Trust and their respective principals, Shaozhang Lin, Jinhou Sun, Weizhao Feng, and Yanling Xu transferred ownership of 8,945,307 Class B Shares, which have 20 votes per share; and 77,562 Class A Shares to the Voting Trust. The investment and voting decisions of Voting Trustee are made by the Trustee at the direction of the Voting Trust’s Trust Committee (the “Trust Committee”). Jinhou Sun was appointed chairman (the “Chairman”) of the Trust Committee by the Beneficiaries and Principals. The Chairman has the exclusive right to appoint the other members of the Committee and remove any members so appointed. The Voting Trust owns a controlling interest in our company and we meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies. As such, we are eligible to utilize certain exemptions from the corporate governance requirements of The Nasdaq Stock Market. We are a “controlled company” within the meaning of Nasdaq Listing Rule 5615(c). As a controlled company, we qualify for, and our Board of Directors, the composition of which is controlled by this shareholder, may rely upon exemptions from several of Nasdaq’s corporate governance requirements, including requirements that:

●	a majority of the board of directors consists of independent directors;

●	compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee comprised solely of independent directors; and

●	director nominees be selected or recommended to the board of directors by a majority of its independent directors or by a nominating and corporate governance committee that is composed entirely of independent directors.

As long as our officers and directors, either individually or in the aggregate, own at least 50% of the voting power of our company, we are a “controlled company” as defined under Nasdaq Marketplace Rules.

Accordingly, to the extent that we may choose to rely on one or more of these exemptions, our shareholders would not be afforded the same protections generally as shareholders of other Nasdaq-listed companies for so long as these shareholders are collectively able to control the composition of our Board and our Board determines to rely upon one or more of such exemptions.

Prospectus Conventions

Except where the context otherwise requires and for purposes of this prospectus only, “we,” “us,” “our company,” “Company,” “our” and “Youxin” refer to:

●	Youxin Technology Ltd, a Cayman Islands company, which is the holding company issuing securities hereby;

●	Youxin Cloud (BVI) Ltd, wholly owned by Youxin;

●	Youxin Cloud (HK) Limited (“Youxin HK”), wholly owned by Youxin BVI; and

●	Hainan Youxin Mutual Enterprise Management Co., Ltd. (“YXHW” or “WFOE”), a wholly foreign-owned entity formed by Youxin HK under the laws of the People’s Republic of China; and

●	Guangzhou Youxin Technology Co., Ltd. (“Guangzhou Youxin”), a wholly owned subsidiary formed by YXHW under the laws of the People’s Republic of China.

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This prospectus contains conversions of certain RMB amounts into U.S. dollar amounts at a specified exchange rate solely for the convenience of the reader. The exchange rates in effect as of September 30, 2023, 2024 and 2025 were $7.23, $7.02 and $7.12, respectively. We use period-end exchange rates for assets and liabilities and average exchange rates for revenue and expenses. Capital accounts are converted at their historical exchange rates when capital transactions occurred. Any discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

For the sake of clarity, this prospectus follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of the Chief Executive Officer will be presented as “Shaozhang Lin,” even though, in Chinese, Mr. Lin’s name is presented as “Lin Shaozhang.”

We obtained the industry and market data used in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference from industry publications, research, surveys and studies conducted by third parties and our own internal estimates based on our management’s knowledge and experience in the markets in which we operate. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

Unless the context indicates otherwise, all information in this prospectus assumes the underwriter does not exercise its over-allotment option in full.

Certain monetary amounts, percentages, and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Transfers of Cash to and from the Subsidiaries

To transfer cash from Youxin HK to the WFOE, Youxin HK can increase the WFOE’s registered capital, which requires reporting to the local governmental authorities, or through a shareholder loan, which requires registration with the PRC State Administration of Foreign Exchange or its local bureau.

We currently conduct all of our business through Guangzhou Youxin, but we may conduct business in Mainland China through the WFOE in the future. Although we do not currently intend to pay dividends, we may rely on the dividends received from the WFOE to pay dividends to our shareholders in the future. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserve funds cannot be distributed as cash dividends. If our PRC subsidiaries incur debt on its own or enter into certain agreements in the future, the instruments governing the debt or such other agreements may restrict our ability to pay dividends or make other distributions to us.

The conversion of RMB into foreign currencies and the remittance of currencies out of the PRC are subject to PRC laws and regulations. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our securities.

Cash dividends, if any, on our Class A Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

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Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, Youxin HK. As of the date of this prospectus, the WFOE currently does not have any plan to declare and pay dividends to Youxin HK and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Youxin HK intends to apply for the tax resident certificate when the WFOE plans to declare and pay dividends to Youxin HK. When the WFOE plans to declare and pay dividends to Youxin HK and when we intend to apply for the tax resident certificate from the relevant Hong Kong tax authority, we plan to inform the investors through SEC filings, such as a current report on Form 6-K, prior to such actions. See “Risk Factors – Risks Related to Doing Business in China – We are a holding company, and we rely on funding on dividend payments from WFOE and Guangzhou Youxin, which are subject to restrictions under PRC laws”.

We do not expect to pay any cash dividends in the foreseeable future as it intends to use the earnings for research and development, to develop new products and to expand its operations.

RISK FACTORS

Before you decide to purchase our ordinary shares, you should understand the high degree of risk involved. You should carefully consider the following risks and other information in this prospectus, including our consolidated financial statements and related notes. Our results of operations, financial condition, business and prospects could also be harmed by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any of the following risks actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our ordinary shares could decline, perhaps significantly, and you could lose all or part of your investment.

Risks Related to this Offering

Future sales of our ordinary shares may cause the prevailing market price of our shares to decrease.

The issuance and sale of additional Class A Shares or securities convertible into or exercisable for Class A Shares could reduce the prevailing market price for our Class A Shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of Class A Shares issued upon the exercise of our outstanding options could further dilute the holdings of our then existing shareholders.

The market price of our Class A Shares has been, and may continue to be, highly volatile, and such volatility could cause the market price of our Class A Shares to decrease and could cause you to lose some or all of your investment in our Class A Shares.

The stock market in general and the market prices of the Class A Shares on Nasdaq, in particular, are or will be subject to fluctuation, and changes in these prices may be unrelated to our operating performance. During the six-month period prior to the date of this prospectus, the market price of our Class A Shares has fluctuated significantly, and the price of our Class A Shares continues to fluctuate. We anticipate that the market prices of our shares will continue to be subject to wide fluctuations. The market price of our shares is, and will be, subject to a number of factors, including:

●	actual or anticipated fluctuations in our revenue and other operating results;
●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

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●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
●	lawsuits threatened or filed against us; and
●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

These factors may materially and adversely affect the market price of our shares and result in substantial losses by our investors.

Future sales of our Class A Shares, whether by us or our shareholders, could cause the price of our Class A Shares to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our Class A Shares in the public market, the trading price of our could decline significantly. Similarly, the perception in the public market that our shareholders might sell our Class A Shares could also depress the market price of our shares. A decline in the price of our Class A Shares might impede our ability to raise capital through the issuance of additional Class A Shares or other securities. In addition, the issuance and sale by us of additional Class A Shares, or securities convertible into or exercisable for our Class A Shares, or the perception that we will issue such securities, could reduce the trading price for our Class A Shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of Class A Shares issued upon the conversion of any debt securities or the exercise of our outstanding warrants could further dilute the holdings of our then existing shareholders.

We have not paid and do not intend to pay dividends on our Class A Shares. Investors in this offering may never obtain a return on their investment.

We have not paid dividends on our ordinary since inception, and do not intend to pay any dividends on our Class A Shares in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your Class A Shares after price appreciation, which may never occur, in order to realize a return on your investment.

If we fail to satisfy all applicable continued listing requirements of the Nasdaq Capital Market, our Class A Shares may be delisted from Nasdaq, which could have an adverse impact on the liquidity and market price of our Class A Shares.

Our Class A Shares are currently listed on the Nasdaq Capital Market. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum bid price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.

In the event that our Class A Shares is delisted from Nasdaq and is not eligible for quotation or listing on another market or exchange, it could become more difficult to sell, or obtain accurate price quotations for, our Class A Shares, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our Class A Shares to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

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If we are unable to continue to meet the listing requirements of Nasdaq, our Class A Shares will be delisted.

On August 13, 2025, we received two deficiency letters from the Nasdaq notifying the Company (i) that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) and (ii) that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(2).

Staff subsequently determined that as of September 19, 2025, the Company’s securities had a closing bid price of $0.10 or less for ten consecutive trading days. Accordingly, the Company is subject to the provisions contemplated under Listing Rule 5810(c)(3)(A)(iii). As a result, the Company received a delisting notice from The Nasdaq Capital Market. On September 29, 2025, the Company appealed the Staff’s determination to a Hearings Panel. As previously noted, the filing of the appeal stays the delisting, and the Company’s shares continue to trade on Nasdaq. On October 2, 2025, the Company received a letter from Nasdaq stating that, based on evidence that stockholders’ equity increased to more than $2.5 million, Staff determined that the Company is in compliance with Nasdaq Listing Rule 5550(b) and the deficiency pursuant to Nasdaq listing Rule 5550(b)(2) is closed.

On October 3, 2025, we disclosed receipt of a notice of delisting from the Nasdaq, as a result of its Class A Shares having a closing price of less than $0.10 per share for ten consecutive trading days and failing to satisfied the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). The Company appealed this determination on September 29, 2025. On October 17, 2025, the Company received a letter from Nasdaq stating that the Company has regained compliance with the minimum bid price requirement in Listing Rule 5550(a)(2) and that the delisting hearing is therefore mooted. The Company’s securities will continue to be listed and trade on The Nasdaq Stock Market.

If we are unable to achieve and maintain compliance with such listing standards or other Nasdaq listing requirements in the future, our Class A Shares could be delisted from Nasdaq. A delisting of our Class A Shares and our inability to list on another national securities market could negatively impact us by: (i) reducing the liquidity and market price of our Class A Shares; (ii) reducing the number of investors willing to hold or acquire our Class A Shares, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use certain registration statements to offer and sell freely tradable securities, thereby limiting our ability to access the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

Our Operational and Execution Risks

We have incurred significant losses since our inception, and we intend to continue to invest in our business. As a result, we may continue to experience losses in the future.

We incurred net losses of approximately $9.65 million, $1.28 million and $2.34 million during the years ended September 30, 2025, 2024 and 2023, respectively.

We expect to continue to invest heavily in our product development and operations, to focus on our SaaS platform to increase our user base to support future growth, and to meet our expanded reporting and compliance obligations as a public company. We may not generate sufficient revenue to offset such costs to achieve or sustain profitability in the future.

We believe our current cash, operational cash flow, and the amount available from issuances of Class A Shares from our initial public offering will be sufficient to fund our working capital requirements beyond the next 12 months. This belief assumes, among other things, that we will be able to raise additional equity financing, will continue to be successful in implementing our business strategy and that there will be no material adverse developments in the business, liquidity or capital requirements. If one or more of these factors do not occur as expected, it could have a material adverse impact on our activities, including (i) reduction or delay of our business activities, (ii) forced sales of material assets, (iii) defaults on our obligations, or (iv) insolvency. Our planned investments may not result in increased revenue or growth of our business. We cannot assure you that we will be able to generate revenue sufficient to offset our expected cost increases and planned investments in our business and platform. As a result, we may incur significant losses for the foreseeable future, and may not be able to achieve and/or sustain profitability. If we fail to achieve and sustain profitability, then we may not be able to achieve our business plan, fund our business or continue as a going concern. The financial statements included in this report do not contain any adjustments which might be necessary if we were unable to continue as a going concern.

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We are dependent on our subsidiary Guangzhou Youxin’s PaaS platform to provide customized system development services.

We derive revenue from customized system development services through Guangzhou Youxin’s PaaS platform. As such, any significant interruptions to the PaaS platform by hacking, cyberattack or due to telecommunication failures, power shortages, natural disasters or other events which may cause disruptions in our daily operations, may reduce the attractiveness of our services, and result in a potential loss of our clients and their participation and consequently, our business and results of operations could be adversely affected. In addition, any measures to avoid information and technological system failures may not be effective or successful.

We have a limited operating history, making it difficult to forecast our future results of operations.

We commenced operations in 2018. Due to the limited operating history, our ability to accurately predict future operating results is limited and subject to a number of uncertainties, including our capacity to plan for future growth. Our past revenue growth is not necessarily indicative of our future performance.

Further, in future periods, our revenue growth could slow down or our revenue could decline for a number of reasons, including slowing demand for our products, increased competition, changes to technology, a decrease in the growth of our overall market, or our failure, for any reason, to continue to take advantage of growth opportunities. We have also encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described below. If our assumptions regarding these risks and uncertainties and our future revenue growth are incorrect, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations, and the business could suffer.

We may have insufficient computing resources, transmission bandwidth and storage space, which could result in disruptions and the business, results of operations and financial condition could be adversely affected.

Our operations are dependent in part upon transmission bandwidth provided by third-party telecommunications network providers for access to data centers to house our servers and other computing resources. There can be no assurance that we are adequately prepared for unexpected increases in bandwidth and data center demands by our clients and their end users. The bandwidth and data centers we use may become unavailable for a variety of reasons, including service outages, payment disputes, network providers going out of business, natural disasters, networks imposing traffic limits, or governments adopting regulations that impact network operations. These bandwidth providers may become unwilling to sell adequate transmission bandwidth at fair market prices, if at all. This risk is heightened where market power is concentrated with one or a few major networks. We also may be unable to move quickly enough to improve the capacity to reflect growing traffic or security demands. Failure to put in place the capacity could result in a reduction in, or disruption of, service to our customers and ultimately a loss of those customers. Such a failure could result in our inability to acquire new customers when demanding capacity that is not available on our platform.

If our security measures or those of our third-party data center hosting facilities, cloud computing platform providers or third-party service partners, or the underlying infrastructure of the internet are breached, and unauthorized access is obtained to a client’s data, our data or our IT systems, or authorized access is blocked or disabled, our services may be perceived as not being secure, clients may refrain from or stop using the services, and we may incur significant reputational harm, legal exposure and liabilities, or a negative financial impact.

Our services involve the storage and transmission of our clients’ and their customers’ proprietary and other sensitive data, including financial information and other personal information. While we have security measures in place to protect our clients’ and their customers’ data, our services and underlying infrastructure may in the future be materially breached or compromised as a result of the following:

●	third-party attempts to fraudulently convince our employees, partners or clients to disclose sensitive information such as usernames, passwords or other information to gain access to our clients’ data or IT systems, or our data or our IT systems;

●	efforts by individuals or groups of hackers and sophisticated organizations, such as state-sponsored organizations or nation-states, to launch coordinated attacks, including ransomware and distributed denial-of-service attacks;

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●	third-party attempts to abuse our marketing, advertising or social platforms to impersonate persons or organizations and disseminate information that is false or misleading;

●	cyberattacks on our internally built infrastructure on which many of our services operate, or on third-party cloud-computing platform providers;

●	vulnerabilities resulting from enhancements and updates to our existing service;

●	vulnerabilities existing within new technologies and infrastructures, including those from acquired companies;

●	attacks on, or vulnerabilities in, the many different underlying networks and services that power the internet our products depend on, most of which are not under our control or the control of our vendors, partners or clients; and

●	employee or contractor errors or intentional acts that compromise our security systems.

In addition, the changes in our work environment as a result of the COVID-19 pandemic could adversely affect our security measures, as well as our ability to address and respond to incidents quickly. These risks are mitigated, to the extent possible, by our ability to maintain and improve business and data governance policies, enhanced processes and internal security controls, including our ability to escalate and respond to known and potential risks. Although we have developed systems and processes designed to protect the clients’ and their customers’ proprietary and other sensitive data, we can provide no assurances that such measures will provide absolute security or that a material breach will not occur. For example, our ability to alleviate these risks may be impacted by the following:

●	frequent changes to and growth in complexity of the techniques that is used to breach, obtain unauthorized access to, or sabotage to our IT systems and infrastructure, which are generally not recognized until it is launched against a target, and could result in our being unable to anticipate or implement adequate measures to prevent such techniques;

●	the continued evolution of our internal IT system while sharing data and communicating internally and with our partners and clients, which increases the complexity of the IT systems;

●	authorization by our clients to third-party technology providers to access client’s customer data, which may lead to the clients’ inability to protect their data that is stored on our servers; and

●	our limited control over the clients or third-party technology providers, or the processing of data by third-party technology providers, which may not allow us to maintain the integrity or security of such transmissions or processing.

To date, such identified security alerts have not been material or significant to us, including to our reputation or business operations. There can be no assurance that future cyberattacks will not be material or significant. Additionally, as our market presence grows, we may face increased risks of cyberattack attempts or security threats.

A security breach or incident could result in unauthorized parties obtaining access to, or the denial of authorized access to our IT systems or data, or our clients’ systems or data, including intellectual property and sensitive or other confidential information. A security breach could also result in a loss of confidence in the security of our services, damage our reputation, negatively impact our future sales, disrupt our business and lead to increases in insurance premiums and legal, regulatory and financial exposure and liability. Finally, the detection, prevention and remediation of known or potential security vulnerabilities, including those arising from third-party hardware or software, may result in additional financial burdens due to additional direct and indirect costs, such as additional infrastructure capacity spending to mitigate any system degradation and the reallocation of resources from development activities.

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If we fail to prevent security breaches, improper access to or disclosure of our data or user data, or if it experiences other hacking and attacks, we may lose our users and the business; our reputation, financial condition and results of operations may be materially and adversely affected.

We have employed significant resources to develop our security measures against breaches. Although we have not experienced any material disruptions, outages, cyberattacks, attempts to breach our systems, or other similar incidents and do not expect the occurrence of such incidents in the future, our cybersecurity measures may not detect, prevent or control all attempts to compromise the systems, including distributed denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in and transmitted by our systems or that it otherwise maintains. Breaches of our cybersecurity measures could result in unauthorized access to our systems, misappropriation of information or data, deletion or modification of client information, or a denial-of-service or other interruption to our business operations. As techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our supporting service providers, we may not be able to anticipate, or implement adequate measures to protect against these attacks.

We are likely in the future to be subject to these types of attacks. If we are unable to avert these attacks and security breaches, we could be subject to significant legal and financial liabilities, our reputation would be harmed and we could suffer substantial revenue loss from lost sales and client dissatisfaction. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Cyber-attacks may target us, our suppliers, clients or other participants, or the internet infrastructure on which the business depends. Actual or anticipated attacks and risks may cause us to incur significantly higher costs, including costs to deploy additional personnel and network protection technologies, train employees, and engage third-party experts and consultants. Cybersecurity breaches would not only harm our reputation and business, but also could materially decrease our revenue and net income.

Defects or disruptions in our services could reduce demand for our services and subject it to substantial liability.

Because our services are complex and they incorporate a variety of hardware, proprietary software and third-party software, these services may have errors or defects that could result in unanticipated downtime for the clients and causes damage to our reputation and the business. Cloud services frequently contain undetected errors when first introduced or when new versions or enhancements are released. We have from time to time found defects in and experienced disruptions to our services, and new defects or disruptions may occur in the future. Such defects could be the result of any employee, contractor or other third-party acts or inaction, and it could negatively affect our brand and reputation. Additionally, such defects could create vulnerabilities that could inadvertently permit access to our protected clients’ data.

In addition, our clients may use the services in unanticipated ways that may cause a disruption in the services for other clients attempting to access their data. If we acquire any companies, we may encounter difficulty in integrating the acquired technologies into our own services and in augmenting the technologies to meet the quality standards that are consistent with our brand and reputation. As a result, our services may have errors or defects resulting from the complexities of integrating acquisitions.

Since our clients use our services for important aspects of their business, any errors, defects and disruptions in service, update of our services or other performance problems could hurt our reputation and may damage our clients’ businesses. As a result, clients could assert claims against us, elect to not renew our services or delay or withhold payment to us.

If we are unable to protect our proprietary information or other intellectual property, our business could be adversely affected.

We rely on a combination of copyright, trademark and trade secret laws and contractual restrictions through confidentiality, non-disclosure and invention assignment agreements with the key employees and third parties with whom we do business to establish, maintain and protect proprietary information and other intellectual property. These agreements may not effectively prevent disclosure of our confidential information, and it may be possible for unauthorized parties to copy the software or other proprietary technology or information, or to develop similar software independently with us lacking an adequate remedy for unauthorized use or disclosure of the confidential information. We may not be able to efficiently detect and prevent all misappropriation, unauthorized use or reverse engineering of the proprietary information and other intellectual property. For example, contractual restrictions may be breached, and we may not succeed in enforcing our rights or have adequate remedies for any breach of laws or contractual restrictions.

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Moreover, our trade secrets may be disclosed to or otherwise become known or be independently developed by competitors, and in these situations we may have no or limited right to stop others’ use of our information. Furthermore, to the extent that the employees or other third parties with whom we do business use intellectual property owned by others in their work, disputes may arise as to the rights to such intellectual property. If, for any of the above reasons, our intellectual property is disclosed or misappropriated, it would have an adverse effect on our business, financial condition and results of operations.

Any interruptions or delays in services from third parties, including data center hosting facilities, cloud computing platform providers and other hardware and software vendors, or from our inability to adequately plan for and manage service interruptions or infrastructure capacity requirements, could impair the delivery of our services and harm the business.

We currently serve our clients from third-party data center hosting facilities and cloud computing platform providers located in Mainland China. We also rely on computer hardware purchased or leased from, software licensed from, and cloud computing platforms provided by third parties in order to offer our services including database software, hardware and data from a variety of vendors. Any disruption or damage to, or failure of our systems generally, including the systems of the third-party platform providers, could result in interruptions in our services. We have from time-to-time experienced interruptions in our platform and such interruptions may occur in the future. As our reliance on these third-party systems increases, particularly with respect to third-party cloud computing platforms, our exposure to damage from service interruptions may increase. Interruptions in our services may result in penalties, may cause the clients to make warranty or other claims against us or to terminate their service agreement with us, and adversely affect our attrition rates and our ability to attract new clients, all of which would reduce our revenue. Our business and reputation would also be harmed if our clients and potential clients believe the services are unreliable.

Our production environment and clients’ data are replicated in near real time in facilities located on the third-party cloud storage facilities located mainly in Eastern China. We do not control the operation of any of these facilities and they may be vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures and similar events. These facilities may also be subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct, as well as local administrative actions (including shelter-in-place or similar orders), and changes to legal or permitting requirements and litigation to stop, limit or delay operation. Despite precautions taken at these facilities, such as disaster recovery and business continuity arrangements, the occurrence of a natural disaster or pandemic (including the COVID-19 pandemic), an act of terrorism, a decision to close the facilities without adequate notice or other unanticipated problems at these facilities could result in lengthy interruptions in our services.

These hardware, software, data and cloud computing platforms may not continue to be available at reasonable prices, on commercially reasonable terms or at all. Any loss of the right to use any of these hardware, software or cloud computing platforms could significantly increase our expenses and otherwise result in delays in the provisioning of our services until equivalent technology is either developed by us, or, if available, is identified, obtained through purchase or license and integrated into our services.

If we do not accurately plan for the infrastructure capacity requirements and if we experience significant strains on our data center capacity, our clients could experience performance degradation or service outages that may subject them to financial liabilities and result in client losses and harm to our reputation and business. We only export client data and provide it to the client via a manual process by the database administrator if the client requests it in a form of log flow while the client will not have direct export or download access. As of the date of this prospectus, there are not any instances in which we have provided, transferred, or disclosed data information without a client request. Despite precautions taken during this process, any unsuccessful data transfers may impair the delivery of our services, which may affect the business.

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Supporting our existing and growing client base could strain our personnel resources and infrastructure, and if we are unable to scale up our operations and increase productivity, we may not be able to successfully implement our business plan.

We continue to experience significant growth in our client base and personnel, which has placed a strain on and in the future may stress the capabilities of our management, administrative, operational and financial infrastructure. We anticipate that significant additional investments will be required to scale up our operations and increase productivity, to address the needs of our clients, to further develop and enhance our services, and to expand into new geographic areas for an overall growth. The additional investments will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term. We may not be able to make these investments as quickly or effectively as necessary to successfully scale up our operations.

We regularly upgrade or replace our various software systems and processes. If the implementations of these new applications are delayed, or if we encounter unforeseen problems with our new systems and processes while migrating away from the existing systems and processes, our operations and our ability to manage the business could be negatively impacted. For example, our efforts to further automate our processes for client contracts may be complicated by unanticipated operating difficulties.

Our success will depend in part upon the ability of our senior management to manage our projected growth effectively. To do so, we must continue to increase the productivity of our existing employees and to hire, train and manage new employees as needed. We have offered a mixture of work-from-home and onsite working model to all employees. Our new office model and any adjustments made to our current and future office environment or work-from-home policies may not meet the needs and expectations of our workforce, which could negatively impact our ability to attract and retain employees. To manage the expected domestic and international growth of our operations and personnel, we will need to continue to improve our operational, financial and management controls, our reporting systems and procedures, and our utilization of real estate. If we fail to successfully scale up our operations and increase productivity, we may be unable to execute our business plan.

If our clients do not renew professional services or if they reduce the frequency of the subscription at the time of renewal, our revenue and current remaining performance obligation could decline and the business may suffer. If we cannot accurately predict renewals or upgrade rates, we may not meet the revenue targets, which may adversely affect the market price of our Class A Shares.

Our clients have no obligation to renew their subscriptions for our services after the expiration of their contractual professional service period, which is typically 12 months. In general, we will give clients 2 to 3 months’ notice before contract expiration to make a decision on renewal. If the clients choose not to renew, we will discontinue the service when the service term expires. In the normal course of business, some clients have elected not to renew or upgrade. In addition, our clients may renew for fewer subscriptions, renew for shorter contract lengths. It is difficult to predict attrition rates given our varied client base and the number of periodic professional service contracts. Our attrition rates may increase or fluctuate as a result of a number of factors, including client dissatisfaction with our services, clients’ spending levels, mix of client base, decreases in the number of users with our clients, competition, pricing increases or changes and deteriorating general economic conditions.

Our future success also depends in part on our ability to sell additional features and support services, renewal subscription or enhanced editions of our services to the current clients. Similarly, the rate at which our clients purchase new or enhanced services depends on a number of factors, including general economic conditions and that the clients do not react negatively to any price changes related to these additional features and services.

If the clients do not renew their services, do not purchase additional features, support services or renewal subscriptions or if attrition rates increase, our business could be harmed.

We depend on a small number of customers to derive a significant portion of our net revenues and this dependence is likely to continue.

We receive a significant portion of our net revenues from a limited number of major clients. For fiscal years ended September 30, 2025, 2024, and 2023, three, three and four of our customers each accounted for 10% or more of our total net revenue and collectively accounted for approximately 84%, 77% and 76% of our total net revenues, respectively. Our ability to maintain close relationships with these major clients is essential to the success of our business. However, the purchase orders placed by specific clients may vary from period to period, and we typically do not have long-term purchase commitments from our clients. As a result, most of the clients could reduce or cease their use of our products and services at any time without any penalty or termination charges. A major client in one year may not provide the same level of revenues for it in any subsequent year. In addition, reliance on any individual client for a significant portion of our revenues may give that client a degree of pricing leverage when negotiating contracts and terms of service with us.

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We typically enter into service agreements with our major clients relative to the technological services we provide, which generally outline the specific services we would provide, the service fees and the terms of service. Any data collected by the clients belong to such clients and they shall implement such rules and policies in relation to the data protection as required by applicable PRC laws and regulations. In addition, if we are in material default as specified under the agreement, we may be subject to payment of liquidated damages and return of any service fees we have received and the client will have the right to terminate the agreement. However, if the client terminates the agreement without any cause, the client shall make full payment of the service fees to us.

In terms of our sales process, the larger clients may demand more configuration, integration services and features. Because of these factors, these sales opportunities may require us to provide more sales support and professional service resources to each client. This could increase the costs and time needed to close sales and shift our own sales and professional service resources to a smaller number of larger transactions. It could also require us to delay revenue recognition on some of these transactions until the technical or implementation requirements have been met. But if our capability to provide standard SaaS products improves in the future, we may gradually rely less on large clients.

For large clients, professional services may also be performed by us, a third party, or a combination of our own staff and a third party. Our strategy is to work with those third parties to increase the breadth of capability and depth of capacity for delivery of these services to our clients. If a client is not satisfied with the quality of work performed by us or a third party or with the type of services or solutions delivered, it could incur additional costs to address the situation which could impair the profitability of a project while the client’s dissatisfaction with our services could damage our ability to obtain additional work from that client. In addition, negative publicity related to our client relationships, regardless of our accuracy, may further damage the business by affecting our ability to compete for new business with current or prospective clients.

We may lose key members of the management team or development and operations personnel and may be unable to attract and retain employees we need to support operations and growth.

Our success depends substantially upon the continued services of our executive officers and other key members of management. From time to time, there may be changes in the executive management team resulting from the hiring or departure of executives. We are also substantially dependent on the continued service of the existing development and operations personnel because of the complexity of our services and technologies. Our executive officers, key management, development or operations personnel could terminate their employment with us at any time. The loss of one or more of these key employees or groups of employees could seriously harm the business.

The technology industry is subject to substantial and continuous competition for engineers with high levels of experience in designing, developing and managing software and internet-related services, as well as competition for sales executives, data scientists and operations personnel. We are committed to building a diverse workforce. We have experienced, and continue to experience, significant competition in talent recruitment and retention, and may not in the future be successful in our talent recruitment and retention or achieving the diversity goals we have set. We have from time to time experienced, and we expect to continue to experience, difficulty in hiring, developing, integrating and retaining highly skilled employees with appropriate qualifications. If we fail to attract new personnel or fail to retain and motivate the current personnel, the business and future growth prospects could be severely harmed.

Any failure in our delivery of high-quality professional and technical support services may adversely affect our relationships with our clients and our financial results.

Our clients depend on our support establishment to resolve technical issues relating to the platform. We may be unable to respond quickly enough to accommodate short-term increases in client demand for support services across our varying and diverse products. Outsourced technical support may be suddenly and adversely impacted by unforeseen events, for example, as it occurred when certain business process outsourced were delayed due to conditions related to the COVID-19 pandemic. In addition, our sales process is highly dependent on our applications and business reputation and on positive recommendations from the existing clients. Any failure to maintain high-quality technical support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation, our ability to sell our service to existing and prospective clients, and our business, operating results and financial position.

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Strategic and Industry Risks

We operate in an emerging and evolving market. If our market does not grow, or if it cannot expand our products and services to meet the demands of this market, and if we do not compete effectively, our operating results could be harmed, our revenue may decline, or fail to grow, and may continue to incur operating losses.

The PaaS cloud service market is at an early stage of development in Mainland China. There are uncertainties over the size and rate at which this market will grow, as well as whether our solutions and products will be widely adopted. Moreover, the cloud industry is subject to rapid technological change, evolving industry standards, regulations, as well as changing client needs, requirements and preferences. The success of our business will depend, in part, on our ability to adapt and respond effectively to these changes on a timely basis. If it is unable to develop new solutions and products that satisfy our clients and provide enhancements and new features for our existing products that keep pace with rapid technological and industry change, our business, results of operations and financial condition could be adversely affected. If new technologies emerge that are able to deliver competitive products and services at lower prices more efficiently, more conveniently or more securely, such technologies could adversely impact our ability to compete effectively. Our current competitors include:

●	companies with internally developed applications (by our current and potential clients’ IT departments);

●	vendors of packaged business software, as well as companies offering enterprise applications delivered through on-premises infrastructure, enterprise software application vendors and cloud computing application service providers, either individually or with others;

●	software companies that provide their product or service free of charge as a single product or when bundled with other offerings, or only charge a premium for advanced features and functionality;

●	vendors who offer software tailored to specific services that are more directed toward those specific services than our full suite of service;

●	suppliers of traditional business intelligence and data preparation products, as well as business analytics software companies;

●	marketing vendors, which may specialize in advertising, targeting, messaging, or campaign automation;

●	established and emerging cloud-only vendors and established on-premises vendors with e-commerce solutions productivity tool and email providers, unified communications providers and consumer application companies that have entered the business software market; and

●	traditional platform development environment companies and cloud computing development platform companies who may develop toolsets and products that allow clients to build new applications and run on the clients’ current infrastructure or as hosted services.

We may face more competition as we expand product sale and marketing. Some of our current and potential competitors may have competitive advantages, such as greater name recognition, longer operating histories, more significant installed bases, broader geographic scope, broader suites of service and larger marketing budgets, as well as substantially greater financial, technical, personnel and other resources. In addition, many of our current and potential competitors have established marketing relationships and access to larger customer bases, and have major distribution agreements with consultants, system integrators and resellers. We also experience competition from smaller, younger competitors that may be more agile in responding to customers’ demands. These competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements or provide more competitive pricing. As a result, even if our services are more effective than the products and services that our competitors offer, potential customers might select competitive products and services in lieu of purchasing our services. For all of these reasons, we may not be able to compete successfully against our current and future competitors, which could negatively impact our future sales and harm the business.

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Failure to effectively develop and expand our marketing and sales capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our products and services.

Historically, we have spent more effort in research and technology to improve our services to attract clients and satisfy their customized needs. Our ability to further increase our customer base and achieve broader market acceptance of our platform will significantly depend on our ability to expand our marketing and sales operations. We also plan to dedicate significant resources to sales and marketing programs. All of these efforts will require us to invest significant financial and other resources and if that fails to attract additional customers and end users our business will be harmed.

Continuing growth in our business is also dependent upon identifying, developing and maintaining strategic relationships with additional retail channels that can drive substantial revenue. If we fail to identify additional channel partners in a timely and cost-effective manner, or at all, or are unable to assist our current and future channel partners in independently selling and deploying our products and services, then our business, operating results, and financial condition could be adversely affected.

Our efforts to expand the sale and marketing and to develop and integrate the existing services in order to keep pace with technological developments may not succeed and may reduce our revenue growth rate and harm our business.

We obtain a significant portion of our revenue from our PaaS cloud services and we expect this will continue for the foreseeable future. Our efforts to expand our current service may not succeed and may reduce our revenue growth rate. To attract new clients and end users and keep our existing ones engaged, we must introduce new products and services and upgrade our existing offerings to meet their evolving preferences. We have leverage the capabilities of our AI + PaaS platform to highly customize digital scenarios for our clients, and will optimize the product functions based on its operation. It is uncertain whether our efforts and related investments will ever result in significant revenue. It is difficult to predict the preferences of a particular client or a specific group of customers. Changes and upgrades to our existing products may not be well received by our clients and end users, and newly introduced products or services may not achieve success as expected. For example, we may try to introduce more SaaS products for new industry verticals, with which we have little or no prior experience. Such efforts may require us to contribute a substantial amount of additional manpower and financial resources. We cannot ensure that any of such new products will achieve market acceptance or generate sufficient revenues to adequately compensate for the costs and expenses incurred in relation to our development and promotion efforts. Enhancements and new products and services that we develop may not be introduced in a timely or cost-effective manner, may contain errors or defects, may have interoperability difficulties with our platform or other products and services or may not achieve the broad market acceptance necessary to generate significant revenue. If we fail to improve the existing products and introduce new ones in a timely or cost-effective manner, our ability to attract and retain clients and end users may be impaired, and our financial performance and prospects may be adversely affected. In addition, we may be required to continuously enhance our artificial intelligence so that quality undertaking can be provided to our clients. Further, the introduction of significant platform changes and upgrades may not succeed, and early-stage interest and adoption of such new services may not result in long term success or significant revenue for it.

If we are unable to develop enhancements to, and new features for, our existing or new services that keep pace with rapid technological developments, our business could be harmed. The success of enhancements, new features and services depends on several factors, including the timely completion, introduction and market acceptance of the feature, service or enhancement by clients, administrators and developers, as well as our ability to seamlessly integrate all of our product and service and develop adequate selling capabilities in new markets. Failure in this regard may significantly impair our revenue growth as well as negatively impact our operating results if the additional costs are not offset by additional revenues. In addition, because our services are designed to operate over various network technologies and on a variety of mobile devices, and our operating systems and computer hardware and software platforms use a standard browser, we will need to continuously modify and enhance our services to keep pace with changes in internet-related hardware, software, communication, browser, application development platform, WeChat Mini program platform and database technologies, as well as continue to maintain and support our services on legacy systems. We may not be successful in either developing these modifications and enhancements or in bringing them to market timely.

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Additionally, if we fail to anticipate or identify significant internet-related and other technology trends and developments early enough, or if we do not devote appropriate resources to adapting to such trends and developments, our business could be harmed. Uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technologies, including text messaging capabilities, or changes in client usage patterns thereof, could increase our research and development effort or service delivery expenses or lead to our increased reliance on certain vendors. Any failure of our services to operate effectively with future network platforms and technologies could reduce the demand for our services, result in client dissatisfaction and harm the business.

Our continued success depends on our ability to maintain and enhance our brands.

The brand identities that we have developed, including associations with trust, client priority and innovation, have significantly contributed to the success of our business. Maintaining and enhancing our brands are critical to expanding our base of clients, partners and employees. Our brands’ strength, particularly for our core services, will depend largely on our ability to remain a technology advantage and continue to provide high-quality innovative products, services and features securely reliably and in a manner that enhances our clients’ success even as we scale up and expand our services. In order to maintain and enhance the strength of our brands, we may make substantial investments to expand or improve our product and services or enter new markets that may be accompanied by initial complications or ultimately prove to be unsuccessful.

If we fail to maintain, enhance or protect our brands, or if we incur excessive expenses in our efforts to do so, our business, operating results and financial condition may be materially and adversely affected.

If third-party developers and providers do not continue to embrace our technology delivery model and enterprise cloud computing services, or if our clients seek warranties from us for third-party applications, integrations, data and content, our business could be harmed.

Our success depends on the willingness of a growing community of third-party developers and implementation engineers to build applications and provide integrations, data and content that are complementary to our services. Without the continued development of these applications and provision of such integrations, data and content, both current and potential clients may not find our services sufficiently attractive, which could impact future sales. In addition, for those clients who authorize a third-party technology partner access to their data, it does not provide any warranty related to the functionality, security or integrity of the data access, transmission or processing. Despite contract provisions to protect us, clients may look to us to support and provide warranties for the third-party applications, integrations, data and content, even though those are not developed or sold by us, which may expose us to potential claims, liabilities and obligations, all of which could harm our reputation and our business.

Because we generally recognize revenue over the term of our customer agreements, downturns or upturns in new business may not be immediately reflected in our operating results.

We generally recognize revenue from clients ratably over the terms of their service and support agreements, which are typically 12 months. As a result, most of the revenue we report in each quarter is the result of subscription and support agreements entered into during previous quarters. Consequently, a decline in new or renewed service in any one quarter may not be reflected in our revenue results for that quarter. Any such decline, however, will negatively impact our revenue in future quarters. Accordingly, the effect of significant downturns in sales and market acceptance of our services, and changes in our attrition rate, may not be fully reflected in our results of operations until future periods.

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We benefit from integration of our products and services with those of our business partners. If these business partners choose not to partner with us in the future, our business and results of operations may be harmed.

We benefit from integration of our products and services with our business partners, for example, we are a member of Tencent’s Cloud Native Accelerator, cooperating with Tencent’s WeCom, regarding implementation. We also work with implementers such as Bluelinksys. If entities who serve as our business partners change their cooperation model with us, our business, results of operations and financial condition may be adversely affected. We may also face competition from our business partners in a number of areas, including innovations in our businesses. Such competition may adversely affect our competitive position, business prospects and our relationship with our business partners. It may be necessary in the future to renegotiate agreements relating to various aspects of these collaborations or business partnerships. In addition, if our business partners choose not to partner with us, or choose to form collaborations with our competitors’ platforms, our business, financial condition and results of operations could be harmed.

Legal and Regulatory Risks

Changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our products and solutions, and could adversely affect our business, results of operations and financial condition.

The future success of our business depends upon the continued use of the internet as a primary medium for commerce, communications and business applications. Chinese government bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting IT companies. Changes in these laws or regulations could require us to modify our products and platform in order to comply with these changes. In addition, government agencies or private organizations have imposed and may impose additional taxes, fees or other charges for accessing the internet or commerce conducted via the internet, these laws or charges would limit the growth of the internet-related commerce or communications generally or result in reductions in the demand for internet-based products and services such as our products and platform. Furthermore, the use of the internet as a business tool could be adversely affected due to delays in the development or adoption of new standards and protocols to handle increased demands of internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service. The performance of the internet and its acceptance as a business tool has been adversely affected by “viruses,” “worms,” and similar malicious programs. If the use of the internet is reduced as a result of these or other issues, then demand for our products could decline, which could adversely affect our business, results of operations and financial condition.

Failure to obtain, renew, or retain licenses, permits or approvals or failure to comply with applicable laws and regulations may affect our ability to conduct business.

The licensing requirements within the PRC cloud service industry are constantly evolving and we may be subject to more stringent regulatory requirements due to changes in the political or economic policies in China. The failure to obtain and/or maintain the licenses and permits required to conduct our business may subject us to various penalties, including confiscation of revenues, imposition of fines and/or restrictions on our business operations, or the discontinuation of our operations. Any such disruption in our business operations could materially and adversely affect our business, financial condition and results of operations. See “Regulations” for more details. However, we cannot assure you that we will be able to successfully obtain the licenses, including but not limited to the value-added telecommunication licenses with local counterparts of the Ministry of Industry and Information Technology, or the MIIT, if it is required under applicable laws and regulations in the future on a timely basis. Failure to do so may materially and adversely affect our business, financial condition, results of operations and prospects.

Our WFOE has obtained the registration certificate of foreign exchange on September 4, 2023.

Any failure to obtain registration or protection of our intellectual property rights could impair our ability to protect our proprietary technology and our brand, causing us to incur significant expenses and harm our business.

If we fail to protect our intellectual property rights adequately, our competitors may gain access to our technology, affecting our brand, causing us to incur significant expenses and harming our business. Any of our patents, trademarks or other intellectual property rights may be challenged by others or invalidated through administrative process or litigation. While we have many Chinese patents and pending Chinese and international patent applications, we may be unable to obtain patent protection for the technology covered in our patent applications or the patent protection may not be obtained quickly enough to meet our business needs. In addition, our existing patents and any patents issued in the future may not provide us with competitive advantages or may be challenged by third parties. Despite our efforts, we may still be unable to prevent third parties from using our intellectual property.

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We may be required to spend significant resources and expenses to monitor and protect our intellectual property rights. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. If we fail to protect our intellectual property rights, it could impact our ability to protect our technology and brand. Furthermore, any litigation, whether it is resolved in our favor, could result in significant expense to us, causing us to divert time and resources from our core business which results in harming our business.

We may be subject to claims by third parties for intellectual property infringement.

The software and internet industries are characterized by the existence of a large number of patents, trademarks, trade secrets and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. We depend to a large extent on our ability to effectively develop and maintain intellectual property rights relating to the business. However, we cannot assure you that third parties will not put forward claims that our business infringes upon or otherwise violates patents, copyrights or other intellectual property rights which they hold, whether valid or otherwise. For example, some of the trademarks we use are not registered with the competent authorities. We may face allegations that we have infringed the trademarks, copyrights, patents and other intellectual property rights of third parties, including our competitors, or allegations that we are involved in unfair trade practices. Our PaaS cloud service business and SaaS standard product may become involved in litigious proceedings relating to allegations of infringement of intellectual property rights, unfair competition, invasion of privacy, defamation and violations of rights of third parties. The validity, enforceability and scope of protection of intellectual property rights, particularly within Mainland China, are still evolving. As we may face increasing competition and as litigation becomes a more commonly pursued method for resolving commercial disputes in Mainland China, we may face a higher risk of being the subject of intellectual property infringement claims.

Defending against intellectual property claims is costly, time-consuming and can impose a significant burden on our management and resources. Further, there is no guarantee that we can obtain favorable final outcomes in all cases. Any adverse determination or settlement related to intellectual property claims or other litigation could prevent us from offering our services to others, could be material to our financial condition or cash flows, or both, or could otherwise adversely affect our operating results, including our operating cash flow in a particular period. In addition, depending on the nature and timing of any such dispute, an unfavorable resolution of a legal matter could materially affect our current or future results of operations or cash flows in a particular period.

We face challenges from the evolving regulatory environment and user attitude toward data privacy and protection. Actual or alleged failure to comply with data privacy and protection laws and regulations could materially and adversely affect our business and results of operations.

We operate in a regulatory environment in which data privacy and protection is evolving. We cannot assure you that relevant governmental authorities will not interpret or implement the laws or regulations in ways that negatively affect the cloud service industry, our clients and us. Regulatory investigations, restrictions, penalties and sanctions, whether targeted at us or not, may negatively affect the market environment in which we operate, our existing or potential clients, and our products and services, which may in turn have a material adverse effect on our business, results of operations and financial condition. It is also possible that we may become subject to additional or new laws and regulations regarding data privacy and protection in connection with the data we have access to and the data products and services we provide to our clients. Moreover, we may become subject to regulatory requirements as a result of utilization of our products and services by residents of, or travelers who visit, certain jurisdictions, such as the General Data Protection Regulation of the European Union, or the GDPR. Complying with additional or new regulatory requirements could force us to incur substantial costs or require us to change our business practices. Moreover, if a high-profile security breach occurs with respect to our competitors, people may lose trust in the security of cloud service providers generally, including us, which could damage the reputation of the industry, result in heightened regulation and strengthened regulatory enforcement and adversely affect our business and results of operations.

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In recent years, the PRC government has enacted legislation relating to internet use to protect personal information from any unauthorized disclosure. For example, On August 22, 2019, the Cyberspace Administration of China (“CAC”) issued the Regulation on Cyber Protection of Children’s Personal Information, effective on October 1, 2019. On November 28, 2019, CAC, the General Office of the Ministry of Industry and Information Technology (“MIIT”), the General Office of the Ministry of Public Security (“MPS”) and the General Office of the State Administration for Market Regulation (“SAMR”) promulgated the Method for Identifying the Illegal Collection and Use of Personal Information by Apps, taking effect on November 28, 2019. The Cybersecurity Law of the PRC (the “Cybersecurity Law”), as adopted by the Standing Committee of the National People’s Congress (“SCNPC”) on November 7, 2016, has come into force on June 1, 2017. In addition, SCNPC promulgated the Data Security Law of the People’s Republic of China (the “Data Security Law”) on June 10, 2021, which became effective on September 1, 2021. The Administrative Provisions on Security Vulnerability of Network Products (the “Provisions”) was jointly promulgated by the MIIT, the CAC and the MPS on July 12, 2021 and took effect on September 1, 2021. Personal Information Protection Law (the “Personal Information Protection Law”) was promulgated in August 2021 and became effective on November 1, 2021. On December 28, 2021, the CAC and certain other PRC regulatory authorities promulgated the Measures for Cybersecurity Review (the “Cybersecurity Review Measures”). The Cybersecurity Review Measures took effect on February 1, 2022 and replace the Measures for Cybersecurity Review promulgated in April 2020. On July 7, 2022, the CAC promulgated the Measures on Security Assessment of Cross-border Data Transfer, which became effective on September 1, 2022. On December 8, 2022, the MIIT issued the Measures for Data Security Administration in the Industry and Information Technology Field (Trial Implementation) (the “Administration Measures”), which became effective on January 1, 2023. See “Regulations” for more details.

The above laws and regulations are relatively new and subject to interpretation by the regulator. Although we only gain access to limited personal contact information that is necessary for, and relevant to, the services provided, we cannot assure you that whether the data we obtain, and use may include information that is deemed as “personal information” under the PRC Cyber Security Law and related data privacy and protection laws and regulations. We have placed great emphasis on protection of consumer’s data privacy and have established the information security management system; we have adopted rigorous data security measures to prevent our data from unauthorized access or use or being retrieved to establish any connection with the device owners’ identities. We will store the mobile phone number, ID number and address information of users in the order and payment module. However, such information is desensitized, so we do not have the ability to access user information in the whole chain. Technically, we have symmetric key to protect the security of customers. We strive to comply with all applicable laws and regulations relating to privacy and data collection, processing, use, and disclosure. These laws and regulations are continually evolving, are not always clear, and are not always consistent across the jurisdictions in which we do business, and the measures we take to comply with these laws, regulations and industry standards may not always be effective. In addition, there has been an increase in regulatory activities in connection with privacy and data protection in Mainland China, and the regulatory landscape is becoming more complex with increasingly strict requirements. We may be subject to litigation or enforcement action or reduced demand for the solutions or services if our suppliers or our clients fail to abide by applicable privacy laws or to provide adequate notice and/or obtain consent from end users. Any proceeding or perception of concerns relating to our collection, use, disclosure, and retention of data, including our security measures applicable to the data we collect, whether or not valid, could adversely affect our reputation. In addition to government regulation, privacy advocates and industry groups have and may in the future propose self-regulatory standards from time to time. These and other industry standards may legally or contractually apply to us, or we may elect to comply with such standards. We expect that there will continue to be new proposed laws and regulations concerning data privacy and security, and we cannot yet determine the impact such future laws, regulations and standards may have on our business. New laws, amendments to or re-interpretations of existing laws, regulations, standards and other obligations may require us to incur additional costs and restrict our business operations. Because the interpretation and application of laws, regulations, standards and other obligations relating to data privacy and security are still uncertain, it is possible that these laws, regulations, standards and other obligations may be interpreted and applied in a manner that is inconsistent with our data processing practices and policies or the features of our products and services. If so, in addition to the possibility of fines, lawsuits, regulatory investigations, public censure, other claims and penalties, and significant costs for remediation and damage to our reputation, we could be materially and adversely affected if legislation or regulations are expanded to require changes in our data processing practices and policies or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively impact our business, financial condition and results of operations. Furthermore, the developing requirements relating to clear and prominent privacy notices (including in the context of obtaining informed and specific consents to the collection and processing of personal data, where applicable) may potentially deter end users from consenting to certain uses of their personal data. In general, negative publicity of us or our industry regarding actual or perceived violations of our end users’ privacy-related rights, including fines and enforcement actions against us or other similarly placed businesses, also may impair users’ trust in our privacy practices and make them reluctant to give their consent to share their data with us. Any inability to adequately address data privacy or security-related concerns, even if unfounded, or to comply with applicable laws, regulations, standards and other obligations relating to data privacy and security, could result in additional cost and liability to us; it could harm our reputation and brand, damage our relationships with consumers and have a material and adverse impact on our business, financial condition and results of operations.

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Actual or alleged failure to comply with data privacy and protection laws and regulations could have a serious adverse effect on our reputation, and discourage current and potential consumers and users from using our services and adversely affect our business.

We are not a platform company that processes and analyzes user data to generate revenue. Instead, we are purely an enterprise software service company that only charges for product features. While we have adopted some measures to comply with the laws and regulations relating to the protection of personal information in Mainland China, we cannot guarantee the effectiveness of these measures. Any failure or perceived failure to comply with all applicable data privacy and protection laws and regulations, any failure or perceived failure of our employees to comply with our internal control measures, may result in negative publicity and legal proceedings or regulatory actions against it, and could damage our reputation, discourage current and potential agents, consumers and service providers from using the services and subject it to fines and damages, which could have a material adverse effect on our business and results of operations.

With regard to our commercial arrangements, we and our counterparties, including third-party developers and external service providers, might be subject to contractual obligations regarding the processing of personal data. While we believe our and our counterparties’ conduct under these agreements is in material compliance with all applicable laws, regulations, standards, certifications and orders relating to data privacy or security, we or our counterparties may fail, or be alleged to have failed, to be in full compliance. In the event that our acts or omissions result in alleged or actual failure to comply with applicable laws, regulations, standards, certifications and orders relating to data privacy or security, we may incur liability. While we endeavor to include indemnification provisions or other protections in such agreements to mitigate liability and losses stemming from our counterparties’ acts or omissions, we may not always be able to negotiate for such protections and, even where we can, there is no guarantee that our counterparties will honor such provisions or that such protections will cover the full scope of our liabilities and losses.

Our insurance coverage may be inadequate to cover all significant risk exposures.

Insurance companies in Mainland China currently do not offer as extensive an array of insurance products as insurance companies in more developed economies. Currently, we do not have any business liability or disruption insurance to cover our operations, which is a general market practice in cloud service industry. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

We may be involved in legal and other proceedings arising out of our operations from time to time and may face significant liabilities as a result.

We may be involved in disputes arising from our operations. These disputes may lead to various legal or other proceedings and may result in substantial costs, damages to our brand and reputation and a diversion of resources and management’s attention. In addition, we may have disagreements with regulatory bodies in the course of our operations which may subject us to administrative proceedings and unfavorable decrees that result in pecuniary liabilities or otherwise disrupt the business operations. We cannot assure you that we will not be involved in any major disputes or legal or other proceedings in the future. Furthermore, we seek to structure our business in a tax efficient manner. If any of our arrangements is successfully challenged by the relevant tax authorities, we may incur additional tax liabilities, which could adversely affect our financial condition or results of operations. On top of that, from time to time our directors and senior management may be parties to litigation or other legal proceedings. Even though we may not be directly involved in such proceedings, such proceedings may affect our reputation and, consequently, adversely impact our business.

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We rely on a limited number of suppliers, manufacturers, and logistics partners for our products. A loss of any of these partners could negatively affect our business.

We rely on a limited number of suppliers and customers for our products, which exposes to supply chain and other risks. We have previously experienced, and may experience in the future, logistical constraints that cause delays. Although we believe we have redundancy and alternatives for the suppliers for the key components of our products, our reliance on a limited number of suppliers for the components and parts for our products and the geographic concentration among our suppliers increase our supply chain risk. In addition, we do not have long-term binding commitments with any of our suppliers and instead operate on a purchase order basis. Therefore, we have no guarantee that they will continue to supply products or components for us on an ongoing basis. In the event of interruption from any of our suppliers, we may not be able to replace or increase capacity from other sources or develop alternate or secondary sources without incurring material additional costs and substantial delays. Such suppliers also have experienced logistical constraints arising from the COVID-19 pandemic.

Our suppliers and partners have no obligation to continue to accept purchase orders from us, and we may be unable to get them to accept additional orders or engage an alternate supplier on terms that are acceptable to us, which may undermine our ability to deliver our products to customers in a timely manner. For example, it may take a significant amount of time to identify a supplier that has the capability and resources to build our SaaS products and PaaS platform to our specifications in sufficient volume. Identifying suitable suppliers and logistics partners is an extensive process that requires us to become satisfied with their quality control, technical capabilities, responsiveness and service, financial stability, regulatory compliance, and labor and other ethical practices. Accordingly, a loss of any of our significant suppliers or logistics partners could have an adverse effect on our business, financial condition, and results of operations.

Risks Related to Doing Business in China

The operational and legal risks associated with being based in and having operations in China also to the extent applicable apply to operations in Hong Kong and Macau which operate under different sets of laws from those of Mainland China.

Risks Related to Regulatory Oversight in Hong Kong and Macau

Our Hong Kong subsidiary is a non-operating investment holding company. We do not have any subsidiaries, branches, or business operations in Macau. As a part of our corporate structure situated within the Hong Kong Special Administrative Region, our Hong Kong subsidiary remains subject to the legal and regulatory framework of Hong Kong, which is different from that of Mainland China. Furthermore, regulatory trends or policy shifts emanating from the PRC government could concurrently or subsequently influence the legal environment in both Hong Kong and Macau. Recent statements and regulatory actions by the PRC government indicate an intent to strengthen supervision over overseas listings, data security, and national security matters, the influence and interpretation of which may extend to entities in Hong Kong. Regulatory authorities in Mainland China and Hong Kong may introduce new laws, regulations, or administrative interpretations that could impose additional compliance requirements, investigations, or operational restrictions on our Hong Kong subsidiary. Consequently, broader uncertainties in the region regarding cross-border corporate structures and financing channels could indirectly affect market perception or the regulatory landscape applicable to offshore holding companies like ours. Any failure or perceived failure to comply with such potential requirements could necessitate significant management attention and financial resources, lead to negative publicity, increase our operational and compliance costs, restrict our ability to conduct financings or capital movements through our Hong Kong subsidiary, and affect our business, financial condition, and the value of our securities.

The China regulatory authority has the right to regulate our operations in accordance with the PRC laws and regulations, which could result in a material change in our operations and/or the value of the securities we are registering for sale.

Youxin Technology Ltd is a holding company and is not a Chinese operating company. As a holding company with no material operations of its own, it conducts all of its operations and operates its business in Mainland China through its PRC subsidiaries, in particular, WFOE and its subsidiary, Guangzhou Youxin. Our operations are all located in Mainland China, and all of our clients are PRC entities. Because of our corporate structure as a Cayman Islands holding company with operations conducted by our PRC subsidiaries, the China regulatory authority may exercise oversight, and the regulations to which we are subject may change. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in China may be subject to change. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in China may require additional costs to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or suspend our development;

●	result in negative publicity on our reputation or increase our operating costs;

●	require significant management time and attention; and

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

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The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our operations could be materially and adversely affected as well as the value of our Class A Shares.

The Chinese government exerts oversight and supervision over the manner in which we must conduct our business activities and may intervene or influence our operations at any time in accordance with the applicable laws and regulations, which could result in a material change in our operations and the value of our shares.

The Chinese government has exercised and continues to exercise oversight and supervision over the Chinese economy in accordance with applicable laws and regulations. Our ability to operate in China is subject to changes in those laws and regulations, including those relating to securities regulation, data protection, cybersecurity and mergers and acquisitions and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations.

Our business may be subject to various government and regulatory interference in the provinces in which we operate. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Our operations could be affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, any such action could significantly limit or completely hinder our ability to continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Chinese government agencies may exert more oversight and control over offerings that are conducted overseas and in foreign investment in Mainland China-based issuers, especially those in the technology field. Additional compliance procedures may be required in connection with this offering under PRC rules, regulations or policies.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission (“CSRC”) prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

On February 17, 2023, the CSRC issued the Trial Administrative Measures and relevant supporting guidelines, which became effective on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic enterprise in the PRC that seeks to offer and list securities in overseas markets shall fulfill the filing procedures with the CSRC in accordance with the Trial Administrative Measures. Where a domestic enterprise seeks to directly offer and list securities in overseas markets, the issuer shall file with the CSRC. Where a domestic enterprise seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. Initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas. If an issuer offers securities in the same overseas market where it has previously offered and listed securities, filings shall be made with the CSRC within 3 working days after the offering is completed. Upon occurrence of any material event, such as change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, or voluntary or mandatory delisting, after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report thereof to the CSRC within 3 working days after the occurrence and public disclosure of such event. Pursuant to the Trial Administrative Measures, if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed an indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is attributed to domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in the PRC, or its main place(s) of business are located in the PRC, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in the PRC. Since our PRC subsidiary Guangzhou Youxin contributed more than 50% of our consolidated revenues, profit, total assets or net assets for each of the fiscal years ended September 30, 2023 and September 30, 2024 and our operations are substantially conducted in the PRC, this offering constitutes an indirect offering by domestic companies under the Trial Administrative Measures and we are therefore subject to the filing requirements for this offering thereunder.

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Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Class A Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Shares to significantly decline in value or become worthless. On September 6, 2024, the MOFCOM, and the NDRC promulgated the Special Administrative Measures for Access of Foreign Investment (2024 Edition), or the Negative List (2024). The Negative List (2024) stipulates that if a domestic enterprise engaged in business in the prohibited investment field issues shares abroad and is listed for trading, it shall be examined and approved by the relevant competent authorities of the state. According to a press release issued by the NDRC in relation to the Negative List (2021), the above provisions are only applicable to the direct overseas listing of domestic enterprises engaged in the prohibited investment field. However, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we should obtain such approvals for this offering and any follow-on offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the Class A Shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the Class A Shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. Any uncertainties or negative publicity regarding such approval requirements could have a material adverse effect on our ability to complete this offering or any follow-on offering of our securities or the market for and market price of our Class A Shares.

Our business is subject to various government regulations and regulatory interference. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Furthermore, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas, although as of the date of this prospectus, we have not been involved in any investigations initiated by the applicable governmental regulatory authorities, nor have we received any inquiry, notice, warning, or sanction in such respect, it is uncertain whether or when we might be required to obtain permission from any related PRC government to list our shares on Nasdaq, and even if such permission is obtained, whether it will be later denied or rescinded, which could significantly limit or completely hinder our ability to offer or continue to offer our Class A Shares to investors and cause the value of our Class A Shares to significantly decline or be worthless. If our subsidiary (i) do not receive or maintain such permissions or approvals, should the approval be required in the future by the PRC government, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless.

If we are unable to complete the filing with the CSRC in a timely manner, the securities to be offered may substantially decline in value and become worthless.

According to the Trial Measures and the five supporting guidelines (collectively, the “New Overseas Listing Rules”), a domestic enterprise in the PRC that seeks to offer and list securities in overseas markets shall fulfill the filing procedures with the CSRC in accordance with the Trial Administrative Measures. Where a domestic enterprise seeks to directly offer and list securities in overseas markets, the issuer shall file with the CSRC. Where a domestic enterprise seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. Initial public offerings or listings in overseas markets shall be filed with the CSRC within three working days after the relevant application is submitted overseas. If an issuer offers securities in the same overseas market where it has previously offered and listed securities, filings shall be made with the CSRC within three working days after the offering is completed. Upon occurrence of any material event, such as change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, or voluntary or mandatory delisting, after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report thereof to the CSRC within three working days after the occurrence and public disclosure of such event. Pursuant to the Trial Administrative Measures, if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed an indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is attributed to domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in the PRC, or its main place(s) of business are located in the PRC, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in the PRC.

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According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or the CSRC Notice, the domestic companies that have already been listed overseas before the effective date of Trial Administrative Measures shall be deemed as the Existing Issuers. Although Existing Issuers are not required to complete the filing procedures immediately, Existing Issuers shall be required to file with the CSRC for any subsequent offerings.

Since we did not obtain approval from the SEC for the overseas offering and listing of our Class A Shares on or before March 31, 2023, our PRC counsel advised us that we are required to complete the filing procedures with the CSRC in connection with our initial public offering and listing. We submitted the required filing materials to the CSRC on June 7, 2023. The CSRC accepted the filing application documents and provided its comments on July 11, 2023. We submitted the response to those comments on July 25, 2023. On February 7, 2024, we received from the CSRC a filing notice which indicated that we had completed the required filing application procedures for our initial public offering.

According to the Trial Administrative Measures, we, once listed overseas, are required to submit the required filing materials to the CSRC for any follow-on offerings in the same overseas stock market, such as this offering, within three business days upon the completion of such offerings, as long as we continue to fall under the scope of “overseas securities offering and listing by PRC domestic companies,” as explained above. We plan to submit the required filing materials to the CSRC within three business days upon the completion of this offering. The CSRC usually will conclude the filing procedures and publish the filing results on the CSRC website within twenty working days after receiving the filing documents if the filing documents are complete and comply with the stipulated documents. However, during the filing process, the CSRC may request us to comply with additional documents or may consult with competent authorities, the time for which will not be counted in the twenty working days. Any failure on our part to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Class A Shares, which will cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Shares to significantly decline in value or become worthless.

Additional compliance procedures may be required in connection with this offering, due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in Mainland China, which could significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares to investors and could cause the value of our ordinary shares to significantly decline or become worthless.

Relative to the CSRC’s Trial Administrative Measures and five supporting guidelines, which went into effect on March 31, 2023, and pursuant to Article 16 of the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall submit filing materials to the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. Where an issuer offers securities in the same overseas market after overseas initial public offerings or listing, it shall submit filing materials to the CSRC within three working days after completion of offering.

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Pursuant to the Trial Administrative Measures, we have to file with the CSRC with respect to this offering, and the CSRC will conclude the filing procedures and publish the filing results on the CSRC website within twenty working days after receiving the filing documents, if the filing documents are complete and in compliance with the stipulated requirements. However, during the filing process, the CSRC may request our company to supply additional documents or may consult with competent authorities, the time for which will not be counted in the twenty working days. The required filing materials with the CSRC in relation to the offering include (without limitation): (i) record-filing reports and related undertakings; (ii) PRC legal opinions issued by domestic law firms (with related undertakings). Pursuant to the Trial Administrative Measures, if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is attributed to domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in the PRC, or its main place(s) of business are located in the PRC, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in the PRC.

Since our PRC subsidiary contributed more than 50% of our consolidated revenues, profit, total assets or net assets for each of the fiscal years ended September 30, 2024, September 30, 2023 and September 30, 2022, and our operations are substantially conducted in the PRC, our offering constitutes an indirect offering by domestic companies under the Trial Administrative Measures and we are therefore required to complete the filing procedures with the CSRC in connection with this offering. Any failure or perceived failure of our company to fully comply with the filing requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless. Also see “RISK FACTORS – Risks Related to Doing Business in China – If we are unable to complete the filing with the CSRC in a timely manner, the securities to be offered may substantially decline in value and become worthless” for more details as to the risks related to our compliance of the Trial Measures.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with clients in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The PRC legal system is a civil law system based on written statutes. Prior court decisions are encouraged to be used for reference, but it remains unclear to what extent the prior court decisions may impact the current court ruling as the encouragement policy is new and there is limited judicial practice in this regard. Since a large number of laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, and regulations and rules are not always uniform and the enforcement of these laws, regulations and rules involves uncertainties.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investments in Mainland China. However, Mainland China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in Mainland China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

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Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in Mainland China may be protracted, resulting in substantial costs and diversion of resources and management attention.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in Mainland China could materially and adversely affect our business and impede our ability to continue our operations.

We are also subject to the legal and operational risks associated with being based in and having substantially all operations in Mainland China. The operational and legal risks associated with being based in and having operations in China also to the extent applicable apply to operations in Hong Kong and Macau which operate under different sets of laws from those of Mainland China. These risks may result in material changes in operations, or a complete hindrance of our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, Cybersecurity Review Measures (2021 version) was issued, which became effective on February 15, 2022. The Anti-Monopoly Law, which took effect in 2008 and was amended on June 24, 2022, which amendment became effective August 1, 2022, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. As of the date of this prospectus, the above regulations have not impacted our ability to conduct the business, accept foreign investments, or list on a U.S. or other foreign exchange; however, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our overall business and financial outlook.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our shares.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in Mainland China may be harmed by changes in those laws and regulations, including those relating to securities regulation, data protection, cybersecurity and mergers and acquisitions and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Government actions in the future could significantly affect economic conditions in Mainland China or particular regions thereof and could require us to materially change our operating activities or divest ourselves of any interests we hold in Chinese assets. Our business may be subject to various government and regulatory interference in the provinces in which we operate. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry.

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Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

The CSRC may exert more oversight and control over offerings that are conducted overseas and in foreign investment in Mainland China-based issuers, especially those in the technology field. Additional compliance procedures may be required in connection with this offering. As a result, we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this document is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our Chinese operations.

Further, Chinese government continues to exert more oversight and control over Chinese technology firms. On July 2, 2021, Chinese cybersecurity regulator announced, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s application be removed from smartphone application stores. On July 5, 2021, the Chinese cybersecurity regulator launched the same investigation on two other internet platforms, China’s Full Truck Alliance of Full Truck Alliance Co. Ltd. (NYSE: YMM) and BOSS Zhipin of Kanzhun Limited (Nasdaq: BZ). On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.

Therefore, CSRC and other Chinese government agencies may exert more oversight and control over offerings that are conducted overseas and in foreign investment in Mainland China-based issuers, especially those in the technology filed. Additional compliance procedures may be required in connection with this offering and our business operations, and, if required, we cannot predict we will be able to obtain such approval. As a result, we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our ordinary shares to significantly decline or be worthless.

We may be subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

The Cybersecurity Law, which was adopted by the National People’s Congress on November 7, 2016 and came into force on June 1, 2017, and the Cybersecurity Review Measures (2020 Version), which were promulgated on April 13, 2020, provide that personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in Mainland China must be stored in Mainland China, and if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the CAC. In addition, a cybersecurity review is required where critical information infrastructure operators, or the “CIIOs,” purchase network-related products and services that affect or may affect national security. On December 28, 2021, the Cybersecurity Review Measures (2021 Version) was promulgated and became effective on February 15, 2022 and the Cybersecurity Review Measures (2020 Version) was repealed at the same time. The Cybersecurity Review Measures (2021 Version) iterates that the procurement of any network product or service by CIIOs or the conducting of data processing activities by online platform operators, that affects or may affect national security, shall be subject to a cybersecurity review, and any online platform operators controlling personal information of more than 1 million users which seeks to list in a foreign stock exchange should apply for a cybersecurity review.

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On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law which took effect on September 1, 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and it also provides that a data classification and hierarchical protection system. The data classification and hierarchical protection system protects data according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations if the data is falsified, damaged, disclosed, illegally obtained or illegally used, which protection system is expected to be built by the state for data security in the near future. And on September 24, 2024, the State Council published the Network Data Security Administrative Regulations which became effect on January 1, 2025. The Network Data Security Administrative Regulations provides that network data processing operators engaging in network data processing activities that affect or may affect national security must be subject to the cybersecurity review in accordance with applicable national laws. According to the Cybersecurity Review Measures (2021 Version), a cybersecurity review is conducted by the CAC, to assess potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The state establishes a data classification protection system. According to the impact and importance of data on national security, public interests or the legitimate rights and interests of individuals and organizations, data are divided into general data, important data and core data, and different protection measures are taken for different levels of data. The state focuses on the protection of personal information and important data, and strictly protects core data. The Cybersecurity Review Measures (2021 Version) further require that online platform operators that possess personal data of at least one (1) million users must apply for a cybersecurity review if they plan to conduct listings in foreign countries.

While the Cybersecurity Review Measures (2021 Version) and the Network Data Security Administrative Regulations were recently adopted, and their implementation provisions and anticipated adoption or effective date remains are not issued yet. Due to the lack of further interpretations, the exact scope of what constitutes a “CIIO,” “online platform operators,” “data processors,” or “data handlers” will be determined according to the then applicable laws and regulations. Further, any future regulatory changes would impose additional requirements on companies like us. We do not believe our business and activities would affect or may affect national security or we are among the “operators of critical information infrastructure” as mentioned above. However, as of the date of this prospectus, we have not received any notice from any authorities identifying us as a CIIO or an online platform operator or requiring it to undertake a cybersecurity review by the CAC. Further, we have not been subject to any penalties, fines, suspensions, investigations from any competent authorities for violation of the regulations or policies that have been issued by the CAC to date. As the interpretation or implementation of those rules and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures (2021 Version) and Network Data Security Administrative Regulations, there is no assurance that we would not be subject to the cybersecurity review or other governmental procedures under those rules. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply. We cannot assure you that we can fully or timely comply with such laws should they be deemed applicable to our operations. We may be required to suspend new user registration in Mainland China or experience other disruptions to our operations should it be required to have a cybersecurity review by the CAC. Any cybersecurity review could also result in negative publicity with respect to us and diversion of our managerial and financial resources. There is no certainty as to how such review or prescribed actions would impact our operations and we cannot guarantee that any clearance can be obtained or any actions that may be required for our listing on the Nasdaq Capital Market and the offering as well can be taken in a timely manner, or at all.

The regulatory requirements with respect to cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations, and significant changes, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations, among other things.

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The recent policy pronouncements by the PRC government regarding business activities of U.S.-listed PRC businesses may negatively impact our Hong Kong subsidiary.

On June 30, 2020, the Standing Committee of the NPC promulgated the Law of the PRC on Safeguarding National Security in Hong Kong. The interpretation of the Law of the PRC on Safeguarding National Security in Hong Kong involves a degree of uncertainty.

Recently, the PRC government announced that it would step up supervision of overseas listed PRC businesses. Under the new measures, the PRC government will enhance regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading. The PRC government will also check sources of funding for securities investment and control leverage ratios. The PRC government has also opened a probe into several U.S.-listed technology companies focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the PRC Data Security Law, how companies collect, store, process and transfer personal data. Currently these laws (other than the Law of the PRC on Safeguarding National Security in Hong Kong) are expected to apply to Mainland China domestic businesses, rather than businesses in Hong Kong which operate under a different set of laws from Mainland China. However, there can be no assurance that the government of Hong Kong will not enact similar laws and regulations applicable to companies operating in Hong Kong.

Given the PRC government’s significant oversight over the conduct of business operations in Mainland China and in Hong Kong, and in light of the PRC government’s recent extension of authority not only in Mainland China but into Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules and regulations in the PRC can change quickly with little or no advance notice. For example, the government of Hong Kong may enact similar laws and regulations to those in Mainland China, which may seek to exert control over offerings conducted overseas by Hong Kong companies. If any or all of the foregoing were to occur, it could affect our operations and limit or hinder our ability to offer securities to overseas investors or remain listed in the U.S., which could cause the value of the securities we are registering for sale to significantly decline or become worthless.

Increases in labor costs and enforcement of stricter labor laws and regulations in Mainland China may adversely affect our business and our profitability.

China’s overall economy and the average wage have increased in recent years and are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we can pass on these increased labor costs to those who pay for our services, our profitability and results of operations may be materially and adversely affected.

In addition, we have been subject to stricter regulatory requirements in terms of entering into labor contracts with employees and paying various statutory employee benefits, including pensions insurance, housing provident fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law and its implementation rules, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employee’s probation and unilaterally terminating labor contracts. In addition, enterprises are forbidden to force laborers to work beyond the time limit and employers shall pay laborers for overtime work in accordance with the laws and regulations. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the PRC Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

We cannot assure you that we will be able to comply with all labor-related law and regulations, including those relating to obligations to make social insurance payments, to contribute to the housing provident fund, and to make overtime payment and other similar payment payable by us to our employees. If it is deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to employees and be subject to orders by competent labor authorities for rectification, and failure to comply with the orders may further subject us to administrative fines. In such an event, our business, financial condition and results of operations will be adversely affected.

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Our business may be negatively affected by the potential obligations if we fail to comply with social insurance and housing provident fund related laws and regulations.

We conduct our core business in PRC, and we are required by PRC labor laws and regulations to pay various statutory employee benefits, including pensions insurance, medical insurance, work-related injury insurance, unemployment insurance, maternity insurance and housing provident fund, to designated government agencies for the benefit of our employees and associates. In October 2010, SCNPC promulgated the Social Insurance Law of PRC, effective on July 1, 2011 and amended it on December 29, 2018. On April 3, 1999, the State Council promulgated the Regulations on the Administration of Housing Provident Fund, which was amended on March 24, 2002 and March 24, 2019. Companies registered and operating in Mainland China are required under the Social Insurance Law of PRC and the Regulations on the Administration of Housing Provident Fund to apply for social insurance registration and housing provident fund deposit registration within thirty (30) days of their establishment and to pay for their employees different social insurance including pension insurance, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to the extent required by law. According to the PRC Social Insurance Law, if a person or entity obtains social insurance benefits through fraud, falsification of documents, or other means, the social insurance administrative department must order the fraudulent social insurance benefits to be returned and impose a fine equal to or less than five times the fraudulent amount. We could be subject to orders by competent labor authorities for rectification if we fail to comply with such social insurance and housing provident fund related laws and regulations, and failure to comply with the orders may further subject us to administrative fines. The relevant government agencies may examine whether an employer has made adequate payments of the requisite statutory employee benefits, and employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties.

We did not make contributions in full for the social insurance fund and housing provident fund for our employees as required under the relevant PRC laws and regulations. We also make contributions for the social insurance fund and housing provident fund for persons who are not our employees. Although we have not received any order or notice from the local authorities nor any claims or complaints from our current and former employees regarding any non-compliance in this regard, we cannot assure that we will not be subject to any order to rectify non-compliance in the future, nor can we assure that there are no, or will not be any, employee complaints regarding social insurance payment or housing provident fund contributions against us, or that we will not receive any claims in respect of social insurance payment or housing provident fund contributions under the PRC laws and regulation. In addition, we may incur additional costs to comply with such laws and regulations by the PRC Government or relevant local authorities. Any such development could materially and adversely affect our business, financial condition and results of operations.

Our business may be negatively affected by the potential obligations if we fail to comply with PRC laws and regulations relating to compensations for laid-off employees.

According to the PRC Labor Contract Law (the “PRC Labor Contract Law”) which was promulgated by the Standing Committee of the National People’s Congress on June 29, 2007, with the latest amendment taking effect on July 1, 2013, when an employer terminates the labor contract with an employee through negotiations, the employer shall pay to the employee compensations based on the number of years the employee has worked for the employer. If an employer fails to pay, the labor administrative department may order the employer to pay to the employee the statutorily required compensations within a time limit; if payment is not made within the time limit, the employer may be ordered to pay an extra compensation to the employee at a rate of not less than 50 percent and not more than 100 percent of the payable amount.

As of the date of this prospectus, we did not make compensations for certain laid-off employees to the extent as required by the PRC Labor Contract Law and other applicable laws and regulations. Therefore, we may be ordered by the competent authority to pay to the laid-off employees the statutorily required compensations within a time limit; if payment is not made within the time limit, we may be ordered to pay an extra compensation to the laid-off employees at a rate of not less than 50 percent and not more than 100 percent of the payable amount.

Failure to keep the net log for the length of period as required under applicable PRC laws may expose us to potential penalties.

The Cybersecurity Law provides that network operators shall, according to the requirements of the rules for graded protection of cybersecurity, take technical measures to monitor and record the status of network operation and cybersecurity incidents, and preserve relevant net logs for not less than six months, failing which the competent department may order it to take corrective action and give it a warning. If the operator refuses to take corrective action, or such consequences as endangering cybersecurity are caused, the operator may be subject to fines not less than RMB10,000 but not more than RMB100,000, and its directly responsible person in charge may be imposed on fines not less than RMB5,000 but not more than RMB50,000.

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We did not keep the net log for at least a period of six months as required by the Cybersecurity Law, and therefore we may be subject to orders by competent authority to take corrective actions, and fines not less than RMB10,000 but not more than RMB100,000, and our directly responsible person in charge may be imposed on fines not less than RMB5,000 but not more than RMB50,000.

Failing to register lease agreements with the relevant PRC government authorities as required by PRC law may expose us to potential fines.

As of the date of this prospectus, two of our lease agreements for our leased buildings in Mainland China are not registered with the relevant PRC government authorities Under PRC law, all lease agreements are required to be registered with the local land and real estate administration bureau. Although failure to do so does not in itself invalidate the leases, the lessees may not be able to defend these leases against bona fide third parties and may also be exposed to potential fines if they fail to rectify such non-compliance within the prescribed time frame after receiving notice from the relevant PRC government authorities. The penalty ranges from RMB1,000 to RMB10,000 for each unregistered lease, at the discretion of the relevant authority.. We cannot guarantee, however, all leases will be registered timely by the lessors in the future. In the event that any fine is imposed on us for our failure to register our lease agreements, we may not be able to recover such losses from the lessors.

Our rights to use our leased properties could be challenged by property owners or other third parties, which may disrupt our operations and incur relocation costs.

There may be risk that our use of the leased properties is inconsistent with the designated purpose of the property use, for example a leased property might be leased to use for office space only but not for any other purposes, in which case we may not be able to continue to use the leased properties. Besides, the lessor may not have entitlement to lease the properties to us. The above risks might interrupt our business operations. Moreover, if our lease agreements are challenged by third parties, it could result in diversion of management attention and cause us to incur costs associated with defending such actions, even if such challenges are ultimately determined in our favor.

The registered offices of certain PRC Entities are not used as the principal place of business.

As of the date of this prospectus, the registered offices of certain PRC Entities are not used as the principal place of business.

According to the Regulation of the People’s Republic of China on the Administration of the Registration of Market Entities, in the event of any changes in the registered information, an entity shall apply to the registration authority for registration within 30 days after the resolution or decision in relation to such changes is made or the changes occur, failing which the competent authority may order the entity to rectify, impose a fine of not less than RMB10,000 but not exceeding RMB100,000 if the entity refuses to rectify and revoke its business license under severe circumstances.

Based on the foregoing, failure to register its principal place of business as the registered address exposes certain PRC Entities to risks of order by the competent authority to make corrections and fines if it refuses to obey.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

We are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and provide services in Mainland China, which may experience corruption. Our activities in Mainland China create the risk of unauthorized payments or offers of payments by one of the employees or the consultants, because these parties are not always subject to our control. We are in the process of implementing an anticorruption program, which prohibits the offering or giving of anything of value to foreign officials, directly or indirectly, for the purpose of obtaining or retaining business.

Our existing safeguards and any future improvements may prove to be less than effective, and the employees or the consultants may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of Mainland China, which could reduce the demand for our services and materially and adversely affect our competitive position.

Substantially all of our business operations are conducted in Mainland China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in Mainland China. The PRC government exercises significant control over Mainland China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market. These government involvements have been instrumental in Mainland China’s significant growth in the past 30 years. In response to the recent global and Chinese economic downturn, the PRC government has adopted policy measures aimed at stimulating the economic growth in Mainland China. If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, the growth rate or strategy, our results of operations could be adversely affected as a result.

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Failure to comply with PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our subsidiaries, which could materially and adversely affect our liquidity and ability to fund and expand our business.

We are an offshore holding company conducting our operations in Mainland China through our subsidiaries. We may make loans to the subsidiaries subject to the approval from or registration with governmental authorities and limitation on amount, we may make additional capital contributions to the subsidiaries, we may establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, or we may acquire offshore entities with business operations in Mainland China in an offshore transaction.

Most of the aforementioned ways of making loans or investments in PRC entities are subject to PRC regulations, registrations, submission or approvals. For example, any loans to the subsidiaries and WFOE are subject to applicable foreign loan registrations with the local counterpart of the State Administration of Foreign Exchange (“SAFE”) and limitation on amount under PRC law. If we decide to finance our subsidiaries and WFOE by means of capital contributions, these capital contributions are subject to submission of information to and registration with certain PRC government authorities, including MOFCOM or its local counterparts and the State Administration of Market Regulation (“SAMR”) through its Enterprise Registration System, the National Enterprise Credit Information Publicity System and the local counterpart of SAFE. In addition, an FIE shall use its capital pursuant to the principle of authenticity and self-use in accordance within its business scope.

SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Mode of Management of Settlement of Foreign Exchange Capital of Foreign Invested Enterprises, or SAFE Circular 19, effective June 2015 and amended in December 2019, in replacement of a former regulation. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans (unless otherwise permitted in the business license), the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within Mainland China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond our business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in Mainland China in actual practice. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Specifically, SAFE Circular 16 provides that the capital of an FIE shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of such FIE or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities or investments in financial management other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises). Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from this offering, to our subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business in Mainland China. On October 23, 2019, the SAFE promulgated the Notice of the State Administration of Foreign Exchange on Further Promoting the Convenience of Cross-border Trade and Investment, or the SAFE Circular 28, which, among other things, allows all foreign-invested companies to use Renminbi converted from foreign currency-denominated capital for equity investments in Mainland China, as long as the equity investment is genuine, does not violate applicable laws, and complies with the negative list on foreign investment. On April 10, 2020, the SAFE promulgated the Circular on Optimizing Administration of Foreign Exchange to Support the Development of Foreign-related Business, or SAFE Circular 8, under which eligible enterprises are allowed to make domestic payments by using their capital funds, foreign loans and the income under capital accounts of overseas listing without providing the evidentiary materials concerning authenticity of each expenditure in advance, provided that their capital use shall be authentic and conforms to the prevailing administrative regulations on the use of income under capital accounts. However, since the SAFE Circular 28 and SAFE Circular 8 are relatively new, it is unclear how SAFE and competent banks will carry them out in practice.

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In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations, submission or obtain the necessary government approvals on a timely basis, or at all, with respect to future loans by us to WFOE or our subsidiaries or with respect to future capital contributions by us to WFOE or our subsidiaries If we fail to complete such registrations, submission or obtain such approvals, our ability to use the proceeds from our public offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are a holding company, and we rely on funding on dividend payments from WFOE and Guangzhou Youxin, which are subject to restrictions under PRC laws.

We are a holding company incorporated in the Cayman Islands, and we operate our core businesses only through our subsidiary in the PRC. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from the PRC subsidiary. If the PRC subsidiary incurs debt or losses, their ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of the PRC subsidiary calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiaries may enter into in the future may also restrict the ability of our subsidiaries to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our shareholders and to service our indebtedness.

Our business may be materially and adversely affected if our PRC Subsidiary declares bankruptcy or becomes subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

The PRC subsidiary holds certain assets that are important to our business operations. If any of the PRC subsidiary undergoes a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

According to the SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on December 17, 2012, and lastly amended in 2019, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective on May 13, 2013 and lastly amended in 2019, if our PRC Subsidiary undergoes a voluntary or involuntary liquidation proceeding, prior approval from the SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

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To the extent cash in the business is in the PRC and Hong Kong or a PRC or Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong.

To the extent cash is generated in our PRC subsidiary and may need to be used to fund operations outside of Mainland China, such funds may not be available due to limitations placed by the PRC government. Furthermore, to the extent assets (other than cash) in our business are located in the PRC or held by a PRC entity, the assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us and our subsidiaries to transfer funds or assets by the PRC government. If certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to our Hong Kong subsidiary in the future, any funds or assets may not be available due to interventions in or the imposition of restrictions and limitations on the ability of us and our subsidiaries to transfer funds or assets by the PRC government. Furthermore, there can be no assurance that the PRC government will not intervene or impose restrictions or limitations on our ability to transfer or distribute cash, which could result in an inability or prohibition on making transfers or distributions to entities outside of Mainland China and Hong Kong and adversely affect our business. Saved as the foregoing limitations imposed by the PRC government as described hereto, there are currently no limitations on our or our subsidiaries’ ability to transfer cash to investors.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar, Euro and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our public offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Even though largely all of our revenue and expenses are denominated in RMB, fluctuations in exchange rates may nonetheless in the future adversely affect the value of our net assets and earnings. In particular, proceeds from the offering are made in U.S. dollars. Any unfavorable movement in the exchange rate of RMB against the U.S. dollar may adversely affect the value of our proceeds from the offering. In addition, any unfavorable movement in the exchange rate of RMB against other foreign currencies may also lead to an increase in our costs, which could adversely affect our business, financial condition and results of operations.

You may experience difficulties in effecting service of process or enforcing foreign judgments against us, our respective executive officers and directors residing in Mainland China.

Substantially all of our assets are located in Mainland China and all of our directors and senior management reside in Mainland China. Therefore, it may not be possible to effect service of process or elsewhere outside of Mainland China upon us, our respective directors or senior management. Moreover, China has not entered into treaties for the reciprocal recognition and enforcement of court judgments with Japan, the United Kingdom, the United States and many other countries. As a result, recognition and enforcement in China of a court judgment obtained in other jurisdictions may be difficult or impossible.

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There are uncertainties under the PRC laws relating to the procedures and time requirement for the U.S. regulators to bring about investigations and evidence collection within the territory of the PRC.

On December 28, 2019, the newly amended Securities Law of the PRC (the “PRC Securities Law”) was officially promulgated, which became effective on March 1, 2020. According to Article 177 of the PRC Securities Law (the “Article 177”), the securities regulatory authority of the State Council may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration. Article 177 further provides that the overseas securities regulatory authorities may not carry out investigations and evidence collection directly within the territory of the PRC, and that no Chinese entity or individual is allowed to provide any documents or materials related to securities business activities to overseas agencies without prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. Moreover, the Civil Procedure Law of the PRC, promulgated in 1991 and last amended in 2017, provides that except for the request for and provision of judicial assistance in accordance with international treaties concluded or participated by the PRC, or via diplomatic channels, no foreign agency or individual may, without the consent of the competent authorities of the PRC, carry out investigation or collect evidence within the territory of the PRC.

It is our understanding that (i) the Article 177 is applicable in the circumstances related to direct investigation or evidence collection conducted by overseas authorities within the territory of the PRC (in such case, the foregoing activities are required to be conducted through collaboration with or by obtaining prior consent of competent PRC authorities) and (ii) as of the date of this prospectus, we are not aware of any implementing rules or regulations which have been published regarding application of the Article 177.

Our principal business operation is conducted in the PRC. In the event that the U.S. regulators carry out investigation on us and there is a need to conduct investigation or collect evidence within the territory of the PRC, the U.S. regulators may not be able to carry out the investigation or evidence collection directly in the PRC under the PRC laws. The U.S. regulators may consider cross-border cooperation with securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC. However, there is no assurance that the U.S. regulators could succeed in establishing such cross-border cooperation in a specific case or could establish the cooperation in a timely manner.

Furthermore, as the Article 177 is relatively new and there is no implementing rules or regulations which have been published regarding application of the Article 177, it remains unclear how the law will be interpreted, implemented or applied by the CSRC or other relevant government authorities. As such, there are uncertainties as to the procedures and time requirement for the U.S. regulators to bring about investigations and evidence collection within the territory of the PRC. If U.S. regulators are unable to conduct such investigations, such U.S. regulators may determine to suspend and ultimately delist our ordinary shares from The Nasdaq Capital Market or choose to suspend or de-register our SEC registration.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S. listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the U.S. Securities and Exchange Commission (“SEC”). Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in some cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S.-listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our company and our business operations will be severely hampered and your investment in our shares could be rendered worthless.

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PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to penalties and limit our ability to inject capital into our PRC subsidiary, limit our ability to distribute profits to us, or otherwise adversely affect us.

The SAFE promulgated the Notice on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or Circular 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to material change of capitalization or structure of the PRC resident itself (such as capital increase, capital reduction, share transfer or exchange, merger or spin off).

We have requested PRC residents whom we know hold direct or indirect interests in our company to make the necessary applications, filings and amendments as required under Circular 37 and other related rules. However, we cannot assure you that the registration will be duly and timely completed with the local SAFE branch or qualified banks. In addition, we may not be informed of the identities of all of the PRC residents holding direct or indirect interests in our company. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiary’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Failure to comply with the Individual Foreign Exchange Rules relating to the overseas direct investment or the engagement in the issuance or trading of securities overseas by our PRC resident shareholders may subject such shareholders to fines or other liabilities.

Other than Circular 37, our ability to conduct foreign exchange activities in the PRC may be subject to the interpretation and enforcement of the Implementation Rules of the Administrative Measures for Individual Foreign Exchange promulgated by SAFE in January 2007 (as amended and supplemented, the “Individual Foreign Exchange Rules”). Under the Individual Foreign Exchange Rules, any PRC individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with SAFE provisions. PRC individuals who fail to make such registrations may be subject to warnings, fines or other liabilities.

We may not be fully informed of the identities of all our beneficial owners who are PRC residents. For example, because the investment in or trading of our shares will happen in an overseas public or secondary market where shares are often held with brokers in brokerage accounts, it is unlikely that we will know the identity of all of our beneficial owners who are PRC residents. Furthermore, we have no control over any of our future beneficial owners and we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the Individual Foreign Exchange Rules.

It is uncertain how the Individual Foreign Exchange Rules will be interpreted or enforced and whether such interpretation or enforcement will affect our ability to conduct foreign exchange transactions. Because of this uncertainty, we cannot be sure whether the failure by any of our PRC resident shareholders to make the required registration will subject our PRC subsidiary to fines or legal sanctions on their operations, delay or restriction on repatriation of proceeds of this offering into the PRC, restriction on remittance of dividends or other punitive actions that would have a material adverse effect on our business, results of operations and financial condition.

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If our subsidiaries were to lose their favorable tax treatments, we could face higher tax rates than we currently pay for much of our revenues.

The PRC Enterprise Income Tax Law (“EIT Law”), which became effective on January 1, 2008, and was last amended on December 29, 2018, generally applies a uniform enterprise income tax (“EIT”) rate of 25% to both foreign-invested enterprises (“FIEs”) and domestic enterprises. Certified High and New Technology Enterprises (“HNTE”) are entitled to a favorable statutory tax rate of 15%, but need to re-apply every three years. During this three-year period, if a competent authority finds that an HNTE does not meet the HNTE criteria, the enterprise cannot continue to enjoy the 15% preferential tax rate, and must instead use the regular 25% EIT rate.

Since Guangzhou Youxin was approved as an HNTE (High and New Technology Enterprise) on December 20, 2021, Guangzhou Youxin was entitled to a reduced income tax rate of 15% from 2021 to 2024.

As Guangzhou Youxin failed to obtain the renewed HNTE certificate in 2024, Guangzhou Youxin will no longer be recognized as HNTE after December 20, 2024 and thus it is subject to the income tax rate of 25% from 2024.

If we fail to maintain the requisite licenses and approvals required under the complex regulatory environment applicable to our PaaS cloud services business in Mainland China, or if we are required to take compliance actions that are time-consuming or costly, our business, financial condition and results of operations related to our PaaS cloud service and SaaS standard product may be materially and adversely affected.

On May 10, 2021, Guangzhou Youxin obtained “Information Security Management System Certification”, which proves that the company’s information security management system has passed the evaluation of NOA Certification and complies with GB/T 22080-2016/ISO/IEC 27001:2013 standard, and the scope of certification is “information security management activities related to the development and maintenance of computer software”.

On February 24, 2021, the Guangzhou Municipal Public Security Bureau issued the “Information System Security Level Protection Record Certificate” (No. 4401061303900001) to us, which was filed for the third level of Youxin Cloud System of Youxin Technology. This certification is made by the Public Security Authority that recognizes and assesses the information system security level protection status of each institution, in accordance with the national information security protection regulations and relevant systems, and the management norms and technical standards. What Guangzhou Youxin obtained is referred to as “Level 3 Equal protection”, which is the highest level of information protection certification for non-banking organizations in China. The Guangzhou Municipal Public Security Bureau conducts on-site inspection of Guangzhou Youxin annually. Guangzhou Youxin passed the annual inspection in May 2024. If Guangzhou Youxin fails the inspection, it will not affect its regular operations; However, it may affect the customer’s confidence in the information security of Youxin Cloud.

Considerable uncertainties exist regarding the interpretation and implementation of existing and future laws and regulations governing our business activities. We cannot assure you that we will not be found in violation of any future laws and regulations or any of the laws and regulations currently in effect due to changes in the relevant authorities’ interpretation of these laws and regulations. If we fail to complete, obtain or maintain any of the required licenses or approvals or make the necessary filings, we may be subject to various penalties, such as confiscation of the revenue that were generated through the unlicensed internet activities, the imposition of fines and the discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, financial condition and results of operations.

We may be deemed a PRC resident enterprise for PRC Enterprise Income Tax (“EIT”) purposes under the EIT Law and be subject to PRC taxation on our global income.

Pursuant to the EIT Law, which came into effect on January 1, 2008 and was most recently amended on December 29, 2018, an enterprise established outside of Mainland China whose “de facto management body” is located in Mainland China is considered a “PRC resident enterprise” and will generally be subject to the uniform enterprise income tax rate, or EIT rate, of 25% on our global income. The regulation on the Implementation of the Enterprise Income Tax Law of the PRC defines “de facto management body” as the organization body that effectively exercises management and control over aspects such as the business operations, personnel, accounting and properties of the enterprise.

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On April 22, 2009, the State Taxation Administration (“STA” and previously known as the State Administration on Taxation or “SAT”) released the Notice Regarding the Determination of Chinese Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies (“Circular 82”), as lastly amended on December 29, 2017, which sets out the standards and procedures for determining whether the “de facto management body” of an enterprise registered outside of Mainland China and controlled by PRC enterprises or PRC enterprise groups is located within Mainland China. Under Circular 82, a foreign enterprise controlled by a PRC enterprise or PRC enterprise group is considered a PRC resident enterprise if all of the following apply: (i) the senior management and core management departments in charge of daily operations are located mainly within Mainland China; (ii) financial and human resources decisions are subject to determination or approval by persons or bodies in Mainland China; (iii) major assets, accounting books, company seals and minutes and files of board and shareholders’ meetings are located or kept within Mainland China; and (iv) at least half of the enterprise’s directors with voting rights or senior management reside within Mainland China. Further to Circular 82, the SAT issued Chinese-Controlled Offshore Incorporated Resident Enterprises Income Tax Regulation (“Bulletin 45”), which took effect on September 1, 2011 and lastly amended on June 15, 2018, to provide more guidance on the implementation of Circular 82 and clarify the reporting and filing obligations of such “Chinese-controlled offshore incorporated resident enterprises.” Bulletin 45 provides procedures and administrative details for the determination of resident status and administration of post-determination matters. Although Circular 82 and Bulletin 45 explicitly provide that the above standards apply to enterprises which are registered outside of Mainland China and controlled by PRC enterprises or PRC enterprise groups, Circular 82 may reflect SAT’s criteria for determining the tax residence of foreign enterprises in general. If our global income were to be taxed under the EIT Law, our financial condition and results of operations may be materially and adversely affected.

You may be subject to PRC income tax on dividends from us or on any gain realized on the sale or other disposition of our shares under PRC law.

Under the EIT Law, subject to any applicable tax treaty or similar arrangement between Mainland China and your jurisdiction of residence that provides for a different income tax arrangement, PRC withholding tax at the rate of 10% is normally applicable to dividends from sources within Mainland China payable to investors that are non-PRC resident enterprises, which do not have an establishment or place of business in China, or which have such establishment or place of business if the relevant income is not effectively connected with the establishment or place of business. Any gain realized on the transfer of shares by such investors is subject to 10% PRC income tax if such gain is regarded as income derived from sources within Mainland China unless a treaty or similar arrangement otherwise provides. Under the PRC Individual Income Tax Law and its implementation rules, dividends from sources within Mainland China paid to foreign individual investors who are not PRC residents are generally subject to a PRC withholding tax at a rate of 20%, and gains from PRC sources realized by such investors on the transfer of shares are generally subject to 20% PRC income tax, in each case, subject to any reduction or exemption set forth in applicable tax treaties and PRC laws.

As substantially all of our business operations are in Mainland China, it is unclear whether dividends we pay with respect to our shares, or the gain realized from the transfer of our shares, would be treated as income derived from sources within Mainland China and as a result be subject to PRC income tax if we are considered a PRC resident enterprise. If PRC income tax is imposed on gains realized from the transfer of our Shares or on dividends paid to our non-PRC resident investors, the value of our investors’ investment in our Shares may be materially and adversely affected. Furthermore, our shareholders whose jurisdictions of residence have tax treaties or arrangements with Mainland China may not qualify for benefits under such tax treaties or arrangements.

The heightened scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on our business operations, our acquisition or restructuring strategy or the value of your investment in us.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises (“SAT Circular 698”) issued by the SAT in December 2009 with retroactive effect from January 1, 2008, where a nonresident enterprise transfers the equity interests of a PRC resident enterprise indirectly by disposition of the equity interests of an overseas non-public holding company (an “Indirect Transfer”), and such overseas holding company is located in a tax jurisdiction that (i) has an effective tax rate of less than 12.5% or (ii) does not impose income tax on foreign income of its residents, the non-resident enterprise, being the transferor, must report to the competent tax authority of the PRC resident enterprise this Indirect Transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax.

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On March 28, 2011, the SAT released the SAT Public Notice (2011) No. 24 (“SAT Public Notice 24”), which became effective on April 1, 2011, to clarify several issues related to Circular 698. According to SAT Public Notice 24, the term “effective tax” refers to the effective tax on the gain derived from disposition of the equity interests of an overseas holding company; and the term “does not impose income tax” refers to the cases where the gain derived from disposition of the equity interests of an overseas holding company is not subject to income tax in the jurisdiction where the overseas holding company is a resident.

On February 3, 2015, the SAT issued (“SAT Circular 7”), which abolished certain provisions in SAT Circular 698, as well as certain other rules providing clarification on SAT Circular 698. SAT Circular 7 provided comprehensive guidelines relating to, and also heightened the PRC tax authorities’ scrutiny over, indirect transfers by a nonresident enterprise of PRC taxable assets. Under SAT Circular 7, the PRC tax authorities are entitled to reclassify the nature of an indirect transfer of PRC taxable assets, when a non-resident enterprise transfers PRC taxable assets indirectly by disposing of equity interests in an overseas holding company directly or indirectly holding such PRC taxable assets, by disregarding the existence of such overseas holding company and considering the transaction to be a direct transfer of PRC enterprise income taxes and without any other reasonable commercial purpose. However, SAT Circular 7 contains certain exemptions, including (i) where a non-resident enterprise derives income from the indirect transfer of PRC taxable assets by acquiring and selling shares of an overseas listed holding company which holds such PRC taxable assets on a public market; and (ii) where there is an indirect transfer of PRC taxable assets, but if the non-resident enterprise had directly held and disposed of such PRC taxable assets, the income from the transfer would have been exempted from enterprise income tax in the PRC under an applicable tax treaty or arrangement.

On October 17, 2017, the STA promulgated the Announcement on Matters Concerning Withholding and Payment of Income Tax of Non-resident Enterprises from Source (the “STA Circular 37”), which came into force and replaced the STA Circular 698 and certain other regulations on December 1, 2017 and partly amended on June 15, 2018. The STA Circular 37 does, among other things, simplify procedures of withholding and payment of income tax levied on non-resident enterprises.

We have conducted and may conduct acquisitions involving changes in corporate structures, and historically our shares were transferred by certain then shareholders to our current shareholders. We cannot assure you that the PRC tax authorities will not, at their discretion, adjust any capital gains and impose tax return filing obligations on us or require us to provide assistance for the investigation of PRC tax authorities with respect thereto. Any PRC tax imposed on a transfer of our shares or any adjustment of such gains would cause us to incur additional costs and may have a negative impact on the value of your investment in us.

We may be required to obtain and maintain permits and licenses to operate certain of our business operations under PRC law.

Telecommunications operators in Mainland China are subject to regulation by, and under the supervision of, the MIIT, the primary regulator of the telecommunications industry in Mainland China. Other PRC government authorities also take part in regulating the telecommunications industry in areas such as tariff policies and foreign investment. The MIIT, under the direction of the State Council, has been preparing a draft telecommunications law, which, once adopted, will become the fundamental telecommunications statute and the legal basis for telecommunications regulations in China. In 2000, the State Council promulgated a set of telecommunications regulations, or Telecommunications Regulations, that apply in the interim period prior to the adoption of the telecommunications law.

Pursuant to the Catalog of Telecommunications Business of the PRC, or the Catalog, most recently amended in June 2019, providers of internet data center (IDC) services, including “internet-based resource collaboration” (IRC) services, are required to obtain an IDC license. IRC services are defined quite broadly under the Catalog to include the provision “in a shared, collaborative manner” of “data storage, application deployment and other internet-based services that are readily accessible and easily modifiable on an on-demand basis.” Under the current PRC laws and regulations, we believe that Guangzhou Youxin may not be deemed as the provider of IDC services and is not required to obtain an IDC license. We cannot guarantee, however, the additional changes or restrict won’t be imposed by the government for Guangzhou Youxin.

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Laws and regulations governing the internet industry and related businesses in China are evolving and may involve significant uncertainty.

The PRC government extensively regulates the internet industry, including the foreign ownership of, and the licensing and permit requirements pertaining to companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainty.

Risks and uncertainties relating to PRC regulation of internet businesses include new laws, regulations or policies that may be promulgated or announced to regulate internet activities, including PaaS cloud service businesses. If these new laws, regulations or policies are promulgated, additional licenses may be required for our operations. If our operations do not comply with these new regulations after they become effective, or if we fail to obtain any licenses required under these new laws and regulations, we could be subject to penalties and our business operations could be disrupted.

There are uncertainties relating to the regulation of the internet industry in China, including evolving licensing requirements. This means that our permits licenses or operations may be subject to challenge, or we may fail to obtain or renew permits or licenses that applicable regulators may deem necessary for our operations. If we fail to maintain or obtain the required permits or licenses, we may be subject to various penalties, including fines and discontinuation of, or restriction on our operations. Any penalty may disrupt our business operations and may have a material adverse effect on our results of operations.

The interpretation and application of existing or future PRC laws, regulations and policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in and the businesses and activities of internet businesses in China, including our PaaS cloud business. We cannot assure you that we will be able to maintain our existing licenses or obtain any new licenses required under any existing or new laws or regulations given the uncertainty and complexity of China’s regulation of internet businesses. There are also risks that we may be found to be in violation of existing or future laws and regulations. If current or future laws, rules or regulations regarding internet-related activities are interpreted in such a way as to render our ownership structure and/or business operations illegal or non-compliant, our business could be severely impaired and we could be subject to severe penalties.

If we rely on dividends paid by WFOE for our cash needs, any limitation on the ability of WFOE to pay dividends to us could have a material adverse effect on our ability to conduct our business.

We currently conduct all of our business through Guangzhou Youxin, but we may conduct business in Mainland China through WFOE in the future. Although we do not currently intend to pay dividends, we may rely on the dividends received from WFOE to pay dividends to our shareholders in the future. Currently, PRC regulations permit the payment of dividends only out of distributable profits determined in accordance with the accounting standards and regulations in Mainland China, which differ in many aspects from generally accepted accounting principles in other jurisdictions. WFOE is required to allocate certain percentages of any accumulated profits after tax each year to their statutory common reserve fund as required under the PRC Company Law, until the aggregate accumulated statutory common reserve funds exceed 50% of our registered capital. These reserve funds cannot be distributed as cash dividends. In addition, if WFOE incurs debt on its own or enters into certain agreements in the future, the instruments governing the debt or such other agreements may restrict our ability to pay dividends or make other distributions to us. Therefore, these restrictions on the availability and usage of our major source of funding may materially and adversely affect our ability to pay dividends to our shareholders.

The PRC government’s control over currency conversion may limit our foreign exchange transactions, including dividend payments on our Shares.

The RMB is not presently a freely convertible currency, and current conversion and remittance of foreign currencies are subject to PRC foreign exchange regulations. There is no assurance that, under a certain exchange rate, we will have sufficient foreign currencies to meet our foreign exchange requirements. Under the current PRC foreign exchange control system, foreign exchange transactions under the current account conducted by us, including the payment of dividends following completion of the public offering, do not require prior approval from the SAFE, but we are required to present documentary evidence of such transactions and conduct such transactions at designated foreign exchange banks within China that have the requisite licenses to carry out foreign exchange business. Foreign exchange transactions under the capital account conducted by us, however, must be approved or subject to registration in advance by the SAFE, its branches, or competent banks. There is no assurance that we will be able to receive these approvals or complete the registration in time, or at all. This could restrict the ability of our PRC subsidiary to obtain debt or equity financing in foreign currencies.

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The existing foreign regulations allow WFOE, following completion of this offering, to pay dividends in foreign currencies without prior approval from the SAFE by complying with certain procedural requirements. However, there is no assurance that the PRC Government will continue to adopt this policy going forward. The PRC government may also restrict our access to foreign currencies for current account transactions at our discretion. Any insufficiency of foreign currencies may impair WFOE’s ability to obtain sufficient foreign currencies for dividend payments to us or to satisfy any other foreign exchange requirements.

PRC laws and regulations establish more complex procedures for some acquisitions of PRC companies by foreign investors, which could make it difficult for us to pursue growth through acquisitions in Mainland China.

A number of PRC laws and regulations, including the M&A Rules, the Anti-Monopoly Law, and the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated by MOFCOM on August 25, 2011 and effective from September 1, 2011 (“Security Review Rules”), have established procedures and requirements that are expected to make the review of certain merger and acquisition activities by foreign investors in Mainland China more time consuming and complex. These include requirements in some instances to notify MOFCOM in advance of any transaction in which foreign investors take control of a PRC domestic enterprise, or to obtain approval from MOFCOM before overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. PRC laws and regulations also require certain merger and acquisition transactions to be subject to merger control or security review.

There is no assurance that future audit reports will be prepared by auditors able to be inspected or investigated completely by the PCAOB, and if they are not, our ordinary shares may be prohibited from being traded on a national exchange under the HFCA Act. The delisting of our ordinary shares, or the threat of being delisted, may materially and adversely affect the value of your investment.

Auditors of companies that are registered with the Securities and Exchange Commission (the “SEC”) and traded publicly in the United States, including our independent registered public accounting firm, must be registered with the PCAOB, and are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with the relevant professional standards.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (“HFCA Act”) requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national securities exchange or in the over-the-counter trading market in the U.S. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

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On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), and the U.S. House of Representatives introduced the AHFCAA on December 14, 2021 and referred to the House Committee on Financial Services. The AHFCAA was enacted on December 29, 2022 and reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two and, thus, would reduce the time before our securities may be prohibited from trading or delisted.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB Holding Foreign Companies Accountable Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in Mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, the SEC announced that the PCAOB signed a Statement of Protocol with the CRSC and the Ministry of Finance of the PRC, which sets out specific arrangements on conducting inspections and investigations by both sides over relevant audit firms within the jurisdiction of both sides, including the audit firms based in Mainland China and Hong Kong. This agreement marks an important step towards resolving the audit oversight issue that concern mutual interests, and sets forth arrangements for both sides to cooperate in conducting inspections and investigations of relevant audit firms, and specifies the purpose, scope and approach of cooperation, as well as the use of information and protection of specific types of data.

On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 determination report to the contrary. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in mainland China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, then such lack of inspection could cause our ordinary shares to be delisted from the stock exchange. On December 29, 2022, the Consolidated Appropriations Act was signed into law. The Consolidated Appropriations Act contains, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

Our auditor is currently subject to PCAOB inspections and the PCAOB is able to inspect our auditor. Our auditor, Marcum Asia CPAs LLP (“Marcum Asia”), is headquartered in New York City, New York, and has been inspected by the PCAOB on a regular basis. Our auditor is not headquartered in Mainland China or Hong Kong. Marcum Asia was not subject to the determinations announced by the PCAOB on December 16, 2021. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit Marcum Asia to provide audit documentation located in Mainland China or Hong Kong to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on a national securities exchange and quotations by “over-the-counter” markets, may be prohibited under the HFCA Act.

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However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national security exchange or over-the-counter stock market). In addition, any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our ordinary shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may influence our growth in Mainland China.

International trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers and other partners. International trade disputes could result in tariffs and other protectionist measures which may materially and adversely affect our business.

The PRC and other countries, including the surrounding Asian countries may potentially have economic effects. In particular, there is significant uncertainty about the future relationship between the United States and the PRC with respect to trade policies, treaties, government regulations and tariffs. Economic conditions in Mainland China are sensitive to global economic conditions, as well as changes in domestic economic and policies and the expected or perceived overall economic growth rate in Mainland China.

Uncertainty surrounding international trade disputes and the potential of the escalation of trade war and global recession could have a negative effect on customer confidence. We may have also access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or the PRC that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Risks Related to Our Corporate Structure and Operations

Our irrevocable voting structure centralizes control in a Trust Committee, which may limit shareholder influence and entrench control, potentially misaligning governance with investor interests.

The Company has established an irrevocable voting trust, the Youxin BM Trust, through which shareholders Anxin Youxin Capital Ltd, Hope Youxin Capital Ltd, FWZ Youxin Capital Ltd, Youxin XHB Capital Ltd, and Youxin HW Capital Ltd have transferred an aggregate of 77,562 Class A Shares and 8,945,307 Class B Shares to, which serves as a bare trustee under the voting trust agreement, is required to vote and dispose of the shares solely in accordance with the instructions of the Trust Committee. The current Trust Committee consists of five members, with Mr. Sun Jinhou serving as Chairman. Mr. Sun holds the exclusive authority to nominate or replace the other members of the Committee.

As a result, the Voting Trust has effective control over a substantial portion of the Company’s voting power. This control is expected to persist indefinitely, as the trust is irrevocable and not subject to automatic termination. The concentration of voting power in the Trust Committee, and particularly in Mr. Sun, could significantly limit the ability of other shareholders to influence corporate matters, including the election of directors, mergers and acquisitions, or amendments to key governance documents.

This structure may result in decisions that favor the interests of the Trust Committee or affiliated parties over those of public shareholders. It may also discourage potential investors or acquirers from engaging with the Company, reduce the Company’s responsiveness to shareholder concerns, and ultimately undermine public investor confidence in the Company’s corporate governance practices.

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We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act and rules and regulations implemented by the SEC and The Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized foreign private issuers. If we fail to comply with these rules and regulations, we could become the subject of governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

As a publicly listed company, we are required to file periodic reports with the SEC upon the occurrence of matters that are material to our company and shareholders. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we are governed by U.S. laws that our non-publicly traded competitors are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, including the requirement that a majority of an issuer’s directors consist of independent directors. If we opt to rely on such exemptions in the future, such decision might afford less protection to holders of our ordinary shares.

Section 5605(b)(1) of the Nasdaq Listing Rules requires listed companies to have, among other things, a majority of its board members to be independent, and Section 5605(d) and 5605(e) require listed companies to have independent director oversight of executive compensation and nomination of directors. As a foreign private issuer, however, we are permitted to follow home country practice in lieu of the above requirements. Our Board of Directors could make such a decision to depart from such requirements by ordinary resolution.

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The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our Board to consist of independent directors or the implementation of a nominating and corporate governance committee. Since a majority of our Board of Directors would not consist of independent directors if we relied on the foreign private issuer exemption, fewer Board members would be exercising independent judgment and the level of Board oversight on the management of our company might decrease as a result. In addition, we could opt to follow Cayman Islands law instead of the Nasdaq requirements that mandate that we obtain shareholder approval for certain dilutive events, such as an issuance that will result in a change of control, certain transactions other than a public offering involving issuances of 20% or greater interests in the company and certain acquisitions of the shares or assets of another company.

As a “controlled company” under the rules of The Nasdaq Capital Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public Class A shareholders.

Youxin Technology Ltd, as settlor, created a voting trust known as the Youxin BM Trust (the “Voting Trust”) with Kastle Limited as the Trustee (the “Trustee”). Anxin Youxin Capital Ltd, Hope Youxin Capital Ltd, FWZ Youxin Capital Ltd, Youxin XHB Capital Ltd, and Youxin HW Capital Ltd (the “Beneficiaries”), the Beneficiaries of the Voting Trust and their respective principals, Shaozhang Lin, Jinhou Sun, Weizhao Feng, and Yanling Xu transferred ownership of 8,945,307 Class B Shares, which have 20 votes per share; and 77,562 Class A Shares to the Voting Trust. The investment and voting decisions of the Voting Trustee are made by the Trustee at the direction of the Trust Committee. Jinhou Sun was appointed the Chairman of the Trust Committee by the Beneficiaries and Principals. The Chairman has the exclusive right to appoint the other members of the Committee and remove any members so appointed. We meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies. As such, we are eligible to utilize certain exemptions from the corporate governance requirements of The Nasdaq Stock Market. We are a “controlled company” within the meaning of Nasdaq Listing Rule 5615(c). As a controlled company, we qualify for, and our Board of Directors, the composition of which is and will be controlled by this shareholder, may rely upon exemptions from several of Nasdaq’s corporate governance requirements, including requirements that:

●	a majority of the board of directors consist of independent directors;

●	compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee comprised solely of independent directors; and

●	director nominees be selected or recommended to the board of directors by a majority of its independent directors or by a nominating and corporate governance committee that is composed entirely of independent directors.

As long as our officers and directors, either individually or in the aggregate, own at least 50% of the voting power of our company, we are a “controlled company” as defined under Nasdaq Marketplace Rules.

Accordingly, to the extent that we may choose to rely on one or more of these exemptions, our shareholders would not be afforded the same protections generally as shareholders of other Nasdaq-listed companies for so long as these shareholders are collectively able to control the composition of our Board and our Board determines to rely upon one or more of such exemptions.

Purchasers of our Class A Shares will be unable to elect any directors of our company or participate in our corporate governance.

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Risks Related to Our Offering and Ownership of Our Ordinary Shares

Our dual-class ordinary shares structure may negatively impact the market price of its ordinary shares.

We cannot predict whether the dual-class ordinary shares structure of our company, combined with the concentrated voting power of a voting trust known as the Youxin BM Trust, with Kastle Limited as the Trustee, owning at least 50% of the voting power of our Company. Additionally, our founding shareholder and Chief Executive Officer, Mr. Shaozhang Lin, beneficially owned 58.07% of our total voting power through his beneficial ownership of 49,287 Class A Shares and 5,605,727 Class B Shares; and all of which has been transferred to Youxin BM Trust, will result in a lower or more volatile market price of our company’s Class A Shares, or other adverse consequences.

For example, certain stock index providers, such as S&P Dow Jones, exclude companies with multiple classes capital structure from being included in certain stock indices, including the S&P 500, the S&P MidCap 400 and the S&P SmallCap 600. In addition, several shareholder advisory firms and large institutional investors oppose the use of multiple class structures. As a result, the dual class structure of the ordinary shares of our company may prevent the inclusion of our company’s Class A Shares in such indices, may cause shareholder advisory firms to publish negative commentary about our company’s corporate governance practices or otherwise seek to cause our company to change its capital structure, and may result in large institutional investors not purchasing our Class A Shares. Any exclusion from stock indices could result in a less active trading market for our Class A Shares. Any actions or publications by shareholder advisory firms or institutional investors critical of our company’s corporate governance practices or capital structure could also adversely affect the value of our Class A Shares.

The holders of Class A Shares are entitled to 1 vote per share and the holders of the Class B Shares are entitled to 20 votes per share. Each Class B Share is convertible into one Class A Share under certain circumstances. The difference in the voting rights between Class A Shares and Class B Shares could also harm the value of our Class A Shares to the extent that any investor or potential future purchaser of our company’s Class A Shares ascribes value to the right of holders of its Class B Shares to twenty votes per share of Class B Shares, or could potentially result in the Class B Shares receiving higher consideration in a sale of such company than that paid to holders of our Class A Shares. The existence of two classes of ordinary shares could also result in less liquidity for our Class B Shares than if there were only one class of ordinary shares. See “Description of Share Capital” for more information on our securities.

We are an “emerging growth company,” and we cannot be certain whether the reduced reporting requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues reach $1.235 billion, if we issue $1.0 billion or more in non-convertible debt in a three year period, or if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any December 31 before that time, in which case we would no longer be an emerging growth company as of the following June 30. We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our share price may be more volatile. Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company”, our financial statements may not be comparable to companies that comply with these accounting standards as of the public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 107(b) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with these accounting standards as of the public company effective dates. Consequently, our financial statements may not be comparable to companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our ordinary shares. We cannot predict if investors will find our ordinary shares less attractive because we plan to rely on this exemption. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our share price may be more volatile.

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If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our ordinary shares may decline.

In preparation of our consolidated financial statements as of and for the year ended September 30, 2024, we identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the PCAOB and other control deficiencies. The material weaknesses that have been identified relate to (i) lack of sufficient and competent financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and reporting requirements set forth by the SEC to address complex U.S. GAAP technical accounting issues, and to prepare and review consolidated financial statements and related disclosures in accordance with U.S.GAAP and SEC reporting requirements; (ii) lack of formal internal control policies and internal independent supervision functions to establish formal risk assessment process and internal control framework; and (iii) lack of sufficient controls designed and implemented in IT environment and IT general control activities, which are mainly associated with areas of logical access management, change management as well as cyber security management.

Following the identification of the material weaknesses and control deficiencies, we have taken and planned to continue to take remedial measures, including hiring Serious Financial Management & Consulting (Shenzhen) Co. Ltd as our consultant which has the requisite training and experience in the preparation of financial statements in compliance with applicable SEC requirements, and implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting, we will need to expend significant resources and provide significant management oversight. We plan to adopt measures to improve our internal file management procedures and an effective recognition procedure by (i) hiring additional finance and accounting staff with qualifications and work experiences in IFRS and SEC reporting requirements to formalize and strengthen key internal controls over financial reporting; (ii) design and formalizing internal control policies, ensuring clear segregation of duties, and implement a structured risk assessment process. Developing a comprehensive internal control framework that includes regular monitoring, clear accountability, and periodic reviews to enhance transparency and mitigate potential risks; and (iii) regularly conducting checks on the IT software we utilize to ensure its proper functionality, and arranging training sessions for our IT staff.

However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. In addition, beginning with annual report on Form 20-F for the year ending September 30, 2025, we are required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We are in the process of designing, implementing, and testing the internal control over financial reporting required to comply with this obligation, which process is time consuming, costly, and complicated.

In addition, our independent registered public accounting firm are required to attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 20-F following the date on which we are no longer an “emerging growth company,” which may be up to five full years following the date of this offering. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our ordinary shares could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

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Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial conditions and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this offering, we mainly operate our businesses as a private company in the PRC. As a result of this offering, our company is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial conditions and results of operations.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results. In addition, as long as we are listed on The Nasdaq Capital Market, we are also required to file semi-annual financial statements.

We expect these rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements. While it is impossible to determine the amounts of such expenses in advance, we expect that we will incur expenses of between $500,000 and $1 million per year that we did not experience prior to commencement of this offering.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition has become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

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The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our public offering. If you purchase our ordinary shares in our public offering, you may not be able to resell those Shares at or above the public offering price. We cannot assure you that the public offering price of our ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

If this offering prices above the assumed price per Class A Share or if we increase the aggregate offering size with an immediately effective post-effective amendment, we could raise more funds than currently assumed. To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. However, we will advise shareholders as required in our annual reports on Form 20-F of any changes in application of funds and will file a current report on Form 6-K to the extent we determine such changes in application must be disclosed more quickly.

Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may not spend or invest these proceeds in a way with which our shareholders agree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our ordinary shares if the market price of our ordinary shares increases.

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We are subject to liability risks stemming from our foreign status, which could make it more difficult for investors to sue or enforce judgments against our company.

Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a Cayman Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The Cayman Islands courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Lastly, under the law of the Cayman Islands, there is little statutory law for the protection of minority shareholders. The principal protection under statutory law is that shareholders may bring an action to enforce the constituent documents of the corporation, our Fifth Amended and Restated Memorandum and Articles of Association. Shareholders are entitled to have the affairs of the company conducted in accordance with the general law and the Fifth Amended and Restated Memorandum and Articles of Association.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law since the common law of the Cayman Islands for business companies is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s Memorandum and Articles of Association, then the courts will grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of many states in the United States.

Our Board of Directors may decline to register transfers of ordinary shares in certain circumstances.

Our Board of Directors may refuse to register the transfer of our company’s ordinary shares to any person. They may do so in their absolute discretion, without giving any reason for their refusal, and irrespective of whether the share is fully paid or our company has no lien over it.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may be suspended and the register closed at such times and for such periods as our Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any calendar year.

You may be unable to present proposals before general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association allow our shareholders holding shares representing in aggregate not less than 10% of our voting share capital in issue, to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

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Our Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. Advance notice of at least five (5) clear days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one or more shareholders present in person or by proxy, representing not less than one-third of the outstanding shares carrying the right to vote at such general meeting. In the event we do not have quorum within 15 minutes of the time appointed for the meeting, or if at any time during the meeting it becomes inquorate, then: (a) if the meeting was requisitioned by the shareholders, it shall be cancelled; (b) in any other case, the meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the directors. If a quorum is not present within 15 minutes of the time appointed for the adjourned meeting, then the shareholders present in person or by proxy shall constitute a quorum.

As noted in the risk factor titled “We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.”, The Nasdaq Capital Market allows foreign private issuers like our Company to opt to follow rules that apply in the issuer’s home country instead of a given Nasdaq rule. NASDAQ Listing Rule 5615(a)(3) permits a foreign private issuer like us to follow home country practices in lieu of certain requirements of Listing Rule 5600, provided that such foreign private issuer discloses in its annual report filed with the SEC each requirement of Rule 5600 that it does not follow and describes the home country practice followed in lieu of such requirement. We have opted to follow home country practice regarding quorum requirements pursuant to NASDAQ Listing Rule 5615(a)(3).

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Fifth Amended and Restated Memorandum and Articles of Association, the Companies Act (Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our Second Amended and Restated Articles of Association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital—Differences in Corporate Law.”

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Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in Mainland China. In addition, all of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.”

Certain facts, forecasts and statistics contained in this prospectus are derived from a third-party report and publicly available official sources and they may not be reliable.

Certain facts, forecasts and other statistics contained in this prospectus relating to China, the PRC economy and the industry in which we operate have been derived from various official government publications or other third-party reports. We have taken reasonable care in the reproduction or extraction of the official government publications or other third-party reports for the purpose of disclosure in this prospectus, however, we cannot guarantee the quality or reliability of such source materials. They have not been prepared or independently verified by us, the underwriters or any of their respective affiliates or advisers and, therefore, we make no representation as to the accuracy of such statistics, which may not be consistent with other information compiled within or outside the PRC. Due to possibly flawed or ineffective collection methods or discrepancies between published information and market practice, such statistics in this prospectus may be inaccurate or may not be comparable to statistics produced with respect to other economies. Further, there is no assurance that they are stated or compiled on the same basis or with the same degree of accuracy as the case may be in other jurisdictions. In all cases, investors should give consideration as to how much weight or importance they should attach to or place on such facts.

General risks

Our business is sensitive to general economic conditions, and any severe or prolonged downturn in the global or PRC economy could materially and adversely affect our business and financial condition.

Economic conditions in China are sensitive to global economic conditions. Because our current revenue is derived largely from China, our business and prospects may be affected by economic conditions in China. The sale of our products is dependent upon the consumption of goods in the retail industry, which may in turn depend on the level of disposable income, perceived future earnings and willingness to spend. Due to uncertain global economic conditions, particularly the current trade tension between the U.S. and China, our clients may reduce the amount they spend on cloud services, like ours. In addition, financial turmoil, banking systems or currency exchange rates may significantly restrict our ability to obtain financing in the capital markets or from financial institutions on commercially reasonable terms, or at all, which could also materially and adversely affect our business, results of operations and prospects.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Class A Shares by the Selling Shareholder.

The Selling Shareholder will receive all of the net proceeds from the sale of any Class A Shares offered by them under this prospectus. See “Selling Shareholder”. The Selling Shareholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholder for brokerage, accounting, tax, legal services or any other expenses incurred by the Selling Shareholder in disposing of these Class A Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Class A Shares covered by this prospectus.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares. We anticipate that we will retain the earnings to support operations and to finance the growth and development of our business. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the Board of Directors may deem relevant.

Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either its profit or share premium account, but a dividend may not be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Dividends can be declared and paid out of funds lawfully available to us, which include the share premium account. According to our Articles of Association, except as otherwise provided by the rights attached to our ordinary shares, all dividends must be declared and paid according to the amounts paid up on the ordinary shares on which the dividend is paid. All dividends must be apportioned and paid proportionately to the amount paid up on the ordinary shares during the time or part of the time in respect of which the dividend is paid. However, if an ordinary share is issued on terms providing that it will rank for dividend as from a particular date, then that ordinary share will rank for dividend accordingly. For further information, see “Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares — Cayman Islands Taxation.”

If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our operations in overseas subsidiaries.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our total capitalization as of September 30, 2025:

●	on an actual basis; and
●	on a pro forma basis which reflect (i) the issuance of 400,000 Class A Ordinary Shares pursuant to the 2025 Equity Incentive Plan on December 19, 2025 and (ii) 20,239 Series A warrants exercised, the receipt of net proceeds of $25,027 from such sales;
●	on a pro forma as-adjusted basis to reflect the Share Acquisition and the issuance of 11,100,832 Class A Shares.

The amounts shown below are unaudited. The information set forth in the following table should be read in conjunction with and is qualified in its entirety by reference to our consolidated audited financial statements for the two years ended September 30, 2025 beginning on page F-3 of Form 20-F, filed with the SEC on January 28, 2026, which is incorporated by reference in this prospectus.

	As of Semtepber 30, 2025
		Pro	Pro Forma As
U.S. dollars	Actual	Forma	Adjusted
SHAREHOLDERS’ EQUITY
Class A Shares (par value $0.008 per share), 5,000,000 shares authorized and 2,325,550 shares issued and outstanding, actual; 204,750,000 shares authorized(1) and 2,745,815 shares issued and outstanding, pro forma; and 13,846,647 shares issued and outstanding, pro forma as adjusted, assuming the over-allotment option is not exercised	18,604	21,967	110,773
Class B Shares (par value $0.0001 per share), 100,000,000 shares authorized and 8,945,307 shares issued and outstanding, actual; 20,000,000 shares authorized(2) and 8,945,307 shares issued and outstanding, pro forma; 8,945,307 shares issued and outstanding, pro forma as adjusted	895	895	895
Additional paid-in capital	32,614,603	32,636,128	32,699,049
Accumulated deficit	(25,065,907)	(25,065,907)	(25,065,907)
Accumulated other comprehensive income	622,058	622,058	622,058
Total shareholders’ equity	8,190,253	8,215,141	8,366,868
Total capitalization	8,190,253	8,215,141	8,366,868

(1)	The number of authorized Class A Shares have been adjusted from 5,000,000 to 204,750,000 to reflect the authorized share capital increased, which was effective on December 9, 2025.
(2)	The number of authorized Class B Shares have been adjusted from 100,000,000 to 20,000,000 to reflect the authorized share capital increased, which was effective on December 9, 2025.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For our management’s discussion and analysis of financial condition and results of operations for the years ended September 30, 2025, 2024 and 2023 please read “Item 5. Operating and Financial Review and Prospects” in our 2025 Annual Report, which is incorporated by reference into this prospectus.

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BUSINESS

For a description of our business, please read “Item 4. Information on the Company—B. Business Overview” in our 2025 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our business since the filing of our 2025 Annual Report, except as otherwise set forth in this prospectus.

There have been no material changes or developments to our business since the filing of our Annual Report, except as otherwise set forth in this prospectus.

REGULATIONS

For a description of significant rules and regulations that affect our business or our shareholders’ rights to receive dividends and other distributions from us, please read “Regulations” in our Form F-1 (Registration No. 333-274404), which is incorporated by reference into this prospectus. There have been no material changes or developments to our business since the filing of our 2025 Annual Report, except as otherwise set forth in this prospectus.

MANAGEMENT

For a description of our management, please read “Item 6. Directors, Senior Management and Employees” in our 2025 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our management since the filing of our 2025 Annual Report, except as otherwise set forth in this prospectus.

RELATED PARTY TRANSACTIONS

For our related party transaction during the year ended September 30, 2025, please read “Item 7. Major Shareholders And Related Party Transactions - B. Related Party Transactions” in our 2025 Annual Report, which both are incorporated by reference into this prospectus.

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TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2025 Annual Report, which is incorporated herein by reference, as updated

DESCRIPTION OF SHARE CAPITAL AND OTHER SECURITIES

We are a Cayman Islands exempted company with limited liability duly registered with the Cayman Islands Registrar of Companies. Our affairs are governed by our Fifth Amended and Restated Memorandum and Articles of Association, the Companies Act (as revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands. Our corporate purposes are unrestricted and we have the authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act.

Information relating to our Class A Shares and Class B Shares and certain provision of our amended and restated memorandum and articles of association is incorporated by reference from our Annual Report, under the caption “Item 10. Additional Information – 10.B. Articles of Association.” Such information does not purport to be complete and is qualified in its entirety by the provisions of our fifth amended and restated memorandum and articles of association and applicable provisions of the Companies Act (as revised) of the Cayman Islands and the common law of the Cayman Islands. You should read our amended and restated memorandum and articles of association, which are filed as Exhibit 3.2 of this registration statement for the provisions that are important to you.

As the date of the prospectus, the authorized share capital of our company is US$1,640,000 divided into (i) 204,750,000 class A ordinary shares of US$0.008 par value each and (ii) 20,000,000 class B ordinary shares of US$0.0001 par value each. As of May 21, 2026, our company had 13,846,647 Class A Shares and 8,945,307 Class B Shares, issued and outstanding, respectively. For a description of our Class A and Class B Shares, including the rights and obligations thereto, please refer to our Annual Report, which is incorporated by reference herein.

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our amended and restated memorandum and articles of association, which have been filed with and are publicly available from the SEC.

SHARE ACQUISITION

On April 21, 2026, Youxin Technology Ltd (the “Company”) entered into a definitive share acquisition agreement with certain shareholders of YATOP Group Limited (“YATOP”), pursuant to which the Company agreed to acquire 18% of the equity interests in YATOP in consideration of US$10.8 million, to be paid through a share exchange. The transaction closed on May 7, 2026. Pursuant to the share acquisition agreement, the Company issued an aggregate of 11,100,832 Class A Shares to the selling shareholders identified in this prospectus on May 7, 2026 upon closing of the transaction as consideration for the acquisition.

SELLING SHAREHOLDER

We are registering the Resale Shares issued to the Selling Shareholders in order to permit the Selling Shareholders to offer the Class A Shares for resale from time to time. The Shares being offered by the Selling Shareholders are 11,100,832 Class A Shares. The Selling Shareholders have not had any material relationship with us within the past three years.

The table below lists the Selling Shareholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) of the Class A Shares held by the Selling Shareholder.

The second column lists the number of Class A Shares beneficially owned by the Selling Shareholder, based on its ownership of the Ordinary shares, as of May 21, 2026.

The third column lists the Class A Shares being offered by this prospectus by the Selling Shareholder.

This prospectus generally covers the resale of the number of Class A Shares issued to the Selling Shareholder in the Share acquisition above. The fourth column assumes the percentage of our issued and outstanding Class A Shares to be owned by the Selling Shareholder after the sale of all Class A Shares covered by this prospectus.

The Selling Shareholder may sell all, some or none of their shares listed below. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Class A Shares Owned Prior to Offering	Maximum Number of Class A Shares to be Offered Pursuant to this Prospectus	Number of Class A Shares Owned After Offering	% of Outstanding Shares Beneficially Owned After Sale of Shares
GY Smart Ltd(1)	5,550,416	5,550,416	0
JMM Investment Limited(2)	566,142	566,142	0
Metaloney Aqua Holding Ltd(3)	906,568	906,568	0
Ocean Link Group Ltd.(4)	1,132,285	1,132,285	0
SHDK Holding Ltd.(5)	906,568	906,568	0
SHINY INVESTMENT HOLDING LIMITED (6)	906,568	906,568	0
Yiru Yang(7)	1,132,285	1,132,285	0

(1)	Represents 5,550,416 Class A Shares issued in connection with the Acquisition. GY Smart Ltd’s address is Ritter House, Wickhams Cay II, PO Box 3170,Road Town, Tortola VG1110, British Virgin Islands. Chi Yuen Wong and Yiru Yang, as directors of GY Smart Ltd, hold 49% and 51% ownership respectively, exercises shared voting and dispositive power over the Class A Shares held by GY Smart Ltd.
(2)	Represents 566,142 Class A Shares issued in connection with the Acquisition. JMM Investment Limited’s address is ICS Corporate Services (BVI) Limited, Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands. Xu Hong, as director and controlling shareholder of JMM Investment Limited, exercises sole voting and dispositive power over the Class A Shares held by JMM Investment Limited.
(3)	Represents 906,568 Class A Shares issued in connection with the Acquisition. Metaloney Aqua Holding Ltd’s address is Start Chambers, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, British Virgin Islands. Ruli Liao, as director and controlling shareholder of Metaloney Aqua Holding Ltd, exercises sole voting and dispositive power over the Class A Shares held by Metaloney Aqua Holding Ltd.
(4)	Represents 1,132,285 Class A Shares issued in connection with the Acquisition. Ocean Link Group Ltd.’s address is ICS Corporate Services (BVI) Limited, Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands. Guanyu Guo, as director and controlling shareholder of Ocean Link Group Ltd., exercises sole voting and dispositive power over the Class A Shares held by Ocean Link Group Ltd.
(5)	Represents 906,568 Class A Shares issued in connection with the Acquisition. SHDK Holding Ltd.’s address is Start Chambers, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, British Virgin Islands. Liuyuan He, as director and controlling shareholder of SHDK Holding Ltd., exercises sole voting and dispositive power over the Class A Shares held by SHDK Holding Ltd.
(6)	Represents 906,568 Class A Shares issued in connection with the Acquisition. SHINY INVESTMENT HOLDING LIMITED’s address is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands. Nianping Mai, as director and controlling shareholder of SHINY INVESTMENT HOLDING LIMITED, exercises sole voting and dispositive power over the Class A Shares held by SHINY INVESTMENT HOLDING LIMITED.
(7)	Represents 1,132,285 Class A Shares issued in connection with the Acquisition. Yiru Yang’s address is 8A CORNWALL PARK AVENUE EPSOM AUCKLAND 1051.
(8)	Percentage is computed with reference to 13,846,647 Class A Shares issued and outstanding as of May 21, 2026, assuming the sale of all shares offered by the Selling Shareholder under this prospectus .

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Plan of Distribution

In this section of the prospectus, the term “Selling Shareholders” means and includes:

●	the persons identified in the table above as the Selling Shareholders; and
●	any donees, pledgees, distributees, transferees, assignees or other successors-in-interest of those persons who may receive any of the Class A Shares offered hereby after the date of this prospectus and offer or sell those shares hereunder.

The Class A Shares offered by this prospectus may be sold from time to time by the Selling Shareholders. The Selling Shareholders may sell the Class A Shares directly, or through underwriters, broker-dealers, agents or other intermediaries. As of the date of this prospectus, the Selling Shareholders have advised us that they have not entered into any underwriting or other distribution arrangements with respect to the Class A Shares offered hereby.

The Selling Shareholders may sell the Class A Shares covered by this prospectus in one or more transactions, including:

●	on the Nasdaq Capital Market or any other national securities exchange, market or trading facility on which the Class A Shares are then listed or quoted;
●	in ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
●	in block trades in which a broker-dealer may attempt to sell the Class A Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;
●	in privately negotiated transactions;
●	through short sales, to the extent permitted by law;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	through the distribution of Class A Shares by any Selling Shareholder to its partners, members, shareholders or other equity holders;
●	through a combination of any of the foregoing methods; or
●	by any other method permitted by applicable law.

The Class A Shares may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices, at varying prices determined at the time of sale, at privately negotiated prices or at such other prices as may be permitted by applicable law.

The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions in connection with distributions of the Class A Shares or otherwise. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Class A Shares in the course of hedging positions they assume with the Selling Shareholders. The Selling Shareholders may also sell Class A Shares short and redeliver the Class A Shares to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery of Class A Shares to such broker-dealers or other financial institutions, which may then resell or otherwise transfer such Class A Shares pursuant to this prospectus, to the extent permitted by law.

The Selling Shareholders may also lend or pledge Class A Shares to broker-dealers or other financial institutions. The broker-dealers or other financial institutions may sell the Class A Shares so lent, or, upon a default, may sell the pledged Class A Shares pursuant to this prospectus. In addition, any Class A Shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The Selling Shareholders and any underwriters, broker-dealers, agents or other intermediaries that participate in the sale or distribution of the Class A Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profits they earn on any resale of the Class A Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Class A Shares may not simultaneously engage in market-making activities with respect to the Class A Shares for the applicable restricted period under Regulation M prior to the commencement of such distribution. The Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A Shares by the Selling Shareholders.

In order to comply with the securities laws of certain states or other jurisdictions, if applicable, the Class A Shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states or other jurisdictions, the Class A Shares may not be sold unless they have been registered or qualified for sale in that jurisdiction or an exemption from registration or qualification is available and complied with.

We will pay the costs, expenses and fees incurred in connection with the registration of the Class A Shares offered hereby. The Selling Shareholders will bear all underwriting discounts, selling commissions and similar selling expenses, if any, attributable to the sale of the Class A Shares.

We may amend or supplement this prospectus from time to time, as required, to describe a specific plan of distribution. There can be no assurance that the Selling Shareholders will sell any or all of the Class A Shares offered by this prospectus.

DILUTION

Because the Selling Shareholder may offer and sell the ordinary shares covered by this prospectus at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this prospectus information about the dilution (if any) to the public arising from these sales.

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EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$1,246
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	10,150
Miscellaneous Expenses	-
Total Expenses	$41,396

LEGAL MATTERS

Kaufman & Canoles, P.C. is acting as counsel to our company regarding U.S. securities law. Ogier is acting as counsel to our company regarding Cayman Islands law. The validity of the Class A Shares offered hereby will be passed upon for us by Ogier. Certain legal matters as to PRC law will be passed upon for us by Jingtian & Gongcheng. Kaufman & Canoles, P.C. may rely upon Jingtian & Gongcheng with respect to matters governed by PRC law and on Ogier with respect to matters governed by Cayman law.

EXPERTS

Marcum Asia CPAs LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of September 30, 2025 and 2024, and for each of the years in the three-year period ended September 30, 2025, included in our Annual Report on Form 20-F for the fiscal year ended September 30, 2025, which is incorporated by reference into this prospectus and elsewhere in the registration statement in reliance on the report of Marcum Asia CPAs LLP.

GGF CPA LTD, an independent registered public accounting firm, has audited the consolidated financial statements of Celnet Technology Co., Ltd. and its subsidiaries as of September 30, 2025 and 2024, and for each of the two years in the period ended September 30, 2025, included in our Report on Form 6-K furnished to the SEC on April 21, 2026, which is incorporated by reference into this prospectus and elsewhere in the registration statement in reliance on the report of GGF CPA LTD.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

MATERIAL CHANGES

Except as otherwise described in the 2025 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since September 30, 2024.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3/A under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits and schedules attached to the registration statement and the information incorporated by reference, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed below in “Where You Can Find More Information.” The documents we are incorporating by reference into this prospectus are:

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 20-F for the fiscal year ended September 30, 2025, filed with the SEC on January 28, 2026.

●	Our Current Reports on Form 6-K, filed with the SEC on January 29, 2026, February 6, 2026, March 17, 2026, March 19, 2026, April 21, 2026 and April 27, 2026.

●	The description of our Class A Shares contained in our Registration Statement on Form 8-A, registering our Class A Shares under Section 12(b) under the Exchange Act, filed with the SEC on December 13, 2024, as updated by the description of our Class A Shares contained in Exhibit 2.2 to our Annual Report on Form 20-F for the fiscal year ended September 30, 2025, filed with the SEC on January 28, 2026, including any amendments or reports filed for the purpose of further updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

You may obtain a copy of these filings, without charge, by writing or calling us at:

Youxin Technology Ltd

Room 1005, 1006, 1007, No. 122 Huangpu Avenue West, Tianhe District, Guangzhou, Guangdong Province,

People’s Republic of China

Tel: +86 13631357745

Attn: Investor Relations

Website: https://www.ir.youxin.cloud/

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. Our directors, Jinhou Sun, who serves as our Chairman of our Board of Directors, and Shaozhang Lin, who concurrently serves as our Chief Executive Officer and director, are PRC residents. Our Chief Financial Officer, Xirui Guo is a PRC resident. One of our independent directors, Chu Kam Hung, is a Hong Kong permanent resident; Edward C. Ye is U.S. residents. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Puglisi & Associates (850 Library Avenue, Suite 204, Newark, Delaware 19711) as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States.

We have been advised by Jingtian & Gongcheng, our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. Jingtian & Gongcheng has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. Mainland China courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between Mainland China and the country where the judgment is made or on reciprocity between jurisdictions. Mainland China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

We have been advised by Ogier, our Cayman Islands legal counsel, that there is uncertainty as to whether the courts of the Cayman Islands would: (i) recognize or enforce judgments of courts of the United States against us or our directors or officers predicated upon the civil liability provisions of securities laws of the United States or any state in the United States; and (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have also been advised by Ogier that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

●	is given by a foreign court of competent jurisdiction;

●	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

●	is final and conclusive;

●	is not in respect of taxes, a fine or a penalty;

●	was not obtained by fraud; and

●	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. As the courts of the Cayman Islands have yet to rule on making such a determination, it is uncertain whether such civil liability judgments from United States courts would be enforceable in the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus does not contain all of the information set forth in the registration statement or the exhibits that are a part of the registration statement. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

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11,100,832 Class A Ordinary Shares,

offered by the Selling Shareholders

of

YOUXIN TECHNOLOGY LTD

PROSPECTUS

               , 2026

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

We expect that our memorandum and articles of association, will empower us to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our company.

We will enter into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

The underwriting agreement in connection with this offering will also provide for indemnification of us and our officers, directors or persons controlling us for certain liabilities.

We intend to obtain directors’ and officer’s liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities.

Set forth below is information regarding share capital issued by us during the last three years. We believe that each of the following issuances was not subject to or exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions or pursuant to section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. No underwriters were involved in these issuances of securities.

In connection with our incorporation, we issued an aggregate of 3 Ordinary Shares of par value of US$0.001 each on Oct 21, 2022 to 3 members.

On April 11, 2023, the ordinary shares of the Company were subdivided and redesignated as Class A Shares and Class B Shares with par value of US$0.0001. The above 3 Ordinary Shares were repurchased by the Company in consideration of the issuance and allotment of 30 Class B Shares of par value of US$0.0001 per share.

On April 21, 2023, the Company issued and allotted further shares, such additional shares comprising of a total of 22,304,693 Class A Shares and 8,945,307 Class B Shares.

On April 21, 2026, the Company entered into a share acquisition agreement to acquire 18% of the equity interests in YATOP Group Limited for US$10.8 million, payable through a share exchange. On May 7, 2026, the transaction closed, and the Company issued an aggregate of 11,100,832 Class A Shares to the selling shareholders identified in this prospectus as consideration for the acquisition.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

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Item 9. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(2)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(3)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(e)	That, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(f)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(g)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(h)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
3.2	Fifth Amended and Restated Memorandum of Association (incorporated by reference to Exhibit 1.6 of our Registration Statement on Form 20-F filed with the Securities and Exchange Commission on January 28, 2026)
4.1	Registrant’s Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on December 16, 2024)
5.1**	Opinion of Ogier regarding the validity of the Ordinary Shares being registered
10.1**	Share Acquisition Agreement with certain shareholders of YATOP Group Limited, dated April 27, 2026
23.1**	Consent of Marcum Asia CPAS, LLP
23.2**	Consent of Ogier (included in Exhibit 5.1)
23.3**	Consent of Jingtian&Gongcheng (included in Exhibit 99.1)
23.4**	Consent of GGF CPA LTD
24.1**	Power of Attorney (included on signature page to this filing of the Registration Statement on Form F-3/A)
99.1**	Opinion of Jingtian & Gongcheng, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters
107***	Calculation Filing Fee

*	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference herein.

**	Filed herewith

***	Previously Filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3/A and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Guangzhou, China, on June 10, 2026.

Youxin Technology Ltd

By:	/s/ Shaozhang Lin
Mr. Shaozhang Lin
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shaozhang Lin and Jinhou Sun, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shaozhang Lin	Chief Executive Officer (Principal Executive Officer)	June 10, 2026
Name: Shaozhang Lin

/s/ Xirui Guo	Chief Financial Officer (Principal Financial Officer)	June 10, 2026
Name: Xirui Guo

/s/ Jinhou Sun	Chairman of the Board of Director	June 10, 2026
Name: Jinhou Sun

/s/ Chu Kam Hung	Independent Director	June 10, 2026
Name: Chu Kam Hung

/s/ Yisu Fan	Independent Director	June 10, 2026
Name: Yisu Fan

/s/ Edward C. Ye	Independent Director	June 10, 2026
Name: Edward C. Ye

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Youxin Technology Ltd., has signed this registration statement or amendment thereto in Newark, Delaware on June 10, 2026.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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